UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Nucor Corporation

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1915 Rexford Road      Charlotte, North Carolina 28211      Phone 704/366-7000      Fax 704/362-4208

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

ANNUAL MEETING

The 2008 annual meeting of stockholders of Nucor Corporation will be held in The Morrison Ballroom of the Charlotte Marriott SouthPark, 2200 Rexford Road, Charlotte, North Carolina, at 10:00 a.m. on Friday, May 9, 2008, for the following purposes:

•	To elect two directors to a term of three years;

•	To ratify the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2008;

•	To approve the annual and long-term senior officers incentive compensation plans;

•	To consider and vote on a stockholder proposal; and

•	To conduct such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 11, 2008 are entitled to notice of and to vote at the meeting.

It is important that you vote. To ensure that you will be represented at the meeting, please vote by one of the following three methods: (1) via mail by signing and promptly returning the enclosed proxy card in the enclosed envelope; (2) via telephone using the toll-free number and instructions shown on the enclosed proxy card; or (3) via the Internet by using the website information and instructions listed on the enclosed proxy card. Your prompt attention is requested.

By order of the Board of Directors,

Terry S. Lisenby

Chief Financial Officer, Treasurer

and Executive Vice President

March 26, 2008

Important Notice Regarding the Availability of

Proxy Materials for the Stockholder

Meeting to be Held on May 9, 2008

The proxy statement and annual report to stockholders and the means to vote by Internet are available at http://ww3.ics.adp.com/streetlink/NUE.

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD

IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE TELEPHONE OR INTERNET.

GENERAL INFORMATION

The enclosed proxy is being solicited by the Board of Directors of Nucor Corporation (“Nucor” or the “Company”) for use at the 2008 annual meeting of stockholders to be held on Friday, May 9, 2008, and any adjournment or postponement. The proxy may be revoked by the stockholder by letter to the Nucor Corporate Secretary received before the meeting, or by attending and voting at the meeting.

Shares Entitled to Vote

The record date for the annual meeting is March 11, 2008. Only holders of record of Nucor’s common stock at the close of business on that date will be entitled to vote. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast at the annual meeting is necessary to constitute a quorum. As of the record date for the annual meeting, 288,405,023 shares of Nucor common stock were outstanding.

Voting Rights and Procedures

Each share of common stock outstanding on the record date is entitled to one vote except with respect to the election of directors. With respect to the election of directors, each share of common stock is entitled to cumulative voting rights, which means that when voting for nominees for director, each share is entitled to a number of votes equal to the number of nominees for election as directors. Accordingly, when voting for nominees for director, all of the votes a share of common stock is entitled to may be voted in favor of one nominee or the votes may be distributed among the nominees. The holders of the enclosed proxy will have the discretionary authority to cumulate votes in the election of directors.

Stockholders who wish to cumulate their votes must submit a proxy card or cast a ballot and make an explicit statement of their intent to do so, either by so indicating on the proxy card or by indicating in writing on their ballot when voting at the annual meeting. If a person who is the beneficial owner of shares held in street name wishes to cumulate votes, the stockholder will need to contact the broker, bank, trustee or other nominee who is the record owner of the shares.

Votes Required to Approve Each Item

Election of Directors.    The two director nominees receiving the highest number of all votes cast for directors will be elected. A properly submitted proxy marked “Vote Withheld” with respect to the election of one or more director nominees will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Accordingly, any shares not voted with respect to a director nominee will have no effect.

Nucor’s Board of Directors has adopted a Corporate Governance Principle intended to give further effect to withheld votes in uncontested elections for directors under certain circumstances. This Corporate Governance Principle is set forth in this proxy statement under the heading “Election of Directors.”

Other Items.    For any other item, the affirmative vote of a majority of the votes represented in person or by proxy and entitled to vote on the item will be required for approval. A properly submitted proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

Under current New York Stock Exchange (“NYSE”) rules, the proposals to elect directors and ratify the independent registered public accounting firm are considered “discretionary” matters. This means that brokerage firms may vote in their discretion on these matters on behalf of clients who have not furnished voting instructions.

In contrast, the proposal to approve the senior officers incentive compensation plans and the stockholder proposal are “non-discretionary” matters. This means brokerage firms that have not received voting instructions from their clients on these matters may not vote on these proposals. These “broker non-votes” will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for these proposals.

Shares held of record by a broker or its nominee (“broker shares”) that are voted on any matter will be included in determining whether a quorum is present. Broker shares that are not voted will not be included in determining whether a quorum is present.

Voting of Proxies

The shares represented by each proxy you properly submit to us will be voted by one of the individuals indicated on the proxy as you direct. If you submit a proxy but do not indicate how you wish to vote, your shares will be voted FOR the election of the two director nominees, FOR the ratification of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2008, FOR the approval of the annual and long-term senior officers incentive compensation plans and AGAINST the approval of the stockholder proposal.

Delivery of Proxy Materials and Annual Report

The 2007 annual report of Nucor, including financial statements, is being mailed to all stockholders of record together with this proxy statement and form of proxy on or about March 27, 2008.

PROPOSAL 1

ELECTION OF DIRECTORS

Nucor’s Board of Directors is divided into three classes with two or three directors serving in each class. Each director serves for a three-year term with one class of directors being elected at each annual meeting. All directors will hold office until their successors have been duly elected and qualified. Our Board of Directors has affirmatively determined that each director, other than Daniel R. DiMicco, has no material relationships with Nucor (other than as directors) and is “independent” within the meaning of the NYSE’s current listing standards.

The terms of two directors, Peter C. Browning and Victoria F. Haynes, will expire at this annual meeting. The Board’s Governance and Nominating Committee has recommended and the Board of Directors has nominated Mr. Browning and Dr. Haynes for reelection for three-year terms ending at the annual meeting in 2011. Shares represented by all proxies received by the Board of Directors and not marked to withhold authority to vote for these nominees will be voted for their election. The Board of Directors knows of no reason why these nominees should be unable or unwilling to serve, but if that should be the case, proxies received will be voted for the election of such other persons, if any, as Nucor’s Board of Directors may designate.

Nucor’s Board of Directors has adopted the following Corporate Governance Principle entitled “Effect of Withheld Votes in Uncontested Elections for Director.”

Any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation for consideration by the Governance and Nominating Committee. The Committee shall evaluate the director’s tendered resignation taking into account the best interests of the Company and its stockholders and shall recommend to the Board whether to accept or reject such resignation. In making its recommendation, the Committee may consider, among other things, the effect of the exercise of cumulative voting in the election. The Board shall act within 120 days following certification of the stockholder vote and shall disclose its decision and the reasons therefore in an 8-K filing with the SEC. Any director who tenders his or her resignation pursuant to this principle shall not participate in any committee or board consideration of it.

Nucor’s Board of Directors recommends a vote FOR the election of the two nominees as directors.

The following table sets forth certain information about all of the directors, including the nominees, as of February 29, 2008.

Name (and age)	Principal occupation and directorships in other public companies	Director since	Term expires
Peter C. Browning (66)	Lead Director of Nucor (effective May 2006); Former Non-Executive Chairman of Nucor (from 2000 to 2006); Former Dean, McColl Graduate School of Business at Queens University of Charlotte (from 2002 to 2005); Former President and Chief Executive Officer (from 1998 to 2000), President and Chief Operating Officer (from 1996 to 1998) and Executive Vice President (from 1993 to 1996), Sonoco Products Company, a manufacturer of industrial and consumer packaging products; Former Chairman, President and Chief Executive Officer (from 1990 to 1993), National Gypsum Company, a manufacturer and supplier of building and construction products; Director, Wachovia Corporation, Lowe’s Companies, Inc., The Phoenix Companies, Inc., Acuity Brands, Inc. and EnPro Industries, Inc.	1999	2008

Clayton C. Daley, Jr. (56)	Vice Chair and Chief Financial Officer, The Procter & Gamble Company, a consumer products company (from 1998 to present); previously Senior Vice President (from 1998 to 1999) and Vice President and Treasurer (from 1994 to 1998), The Procter & Gamble Company	2001	2009

Daniel R. DiMicco (57)	Chairman (effective May 2006); Former Vice Chairman (from 2001 to 2006); President and Chief Executive Officer (effective September 2000); previously Executive Vice President (from 1999 to 2000) and Vice President (from 1992 to 1999), Nucor Corporation; Director, Duke Energy Corporation	2000	2010

Harvey B. Gantt (65)	Principal Partner, Gantt Huberman Architects, PLLC	1999	2009

Victoria F. Haynes, Ph.D. (60)	President and Chief Executive Officer, Research Triangle Institute, an independent, non-profit corporation that performs scientific research and develops technology (effective 1999); Former Vice President and Chief Technical Officer, Goodrich Corporation, a specialty chemicals and aerospace company (from 1992 to 1999); Director, Archer Daniels Midland Company and PPG Industries, Inc.	1999	2008

James D. Hlavacek, Ph.D. (64)	Chairman and Chief Executive Officer, The Corporate Development Institute, Inc.; Managing Director, Market Driven Management, a management development firm	1996	2010

Bernard L. Kasriel (61)	Partner, LBO France, a private equity fund (effective September 2006); Former Vice Chairman of Lafarge, a leading global building materials provider of cement, concrete, roofing and gypsum products based in Paris, France (2006); Former Chief Executive Officer, Lafarge (from 2003 to 2006), Vice Chairman and Chief Operating Officer (from 1995 to 2003), Managing Director (from 1989 to 1995); Director, Lafarge, L’Oreal and Arkema	2007	2009

John H. Walker (50)	Chief Executive Officer, Global Brass and Copper, Inc., a manufacturer and distributor of copper and copper-alloy sheet, strip, plate, foil, rod and fabricated components (effective 2007); Former Chief Executive Officer and President, The Boler Company, the parent company of Hendrickson International, suspension manufacturer for heavy duty trucks and trailers (from 2003 to 2006); Former Chief Executive Officer (from 2001 to 2003) and President and Chief Operating Officer (from 2000 to 2001), Weirton Steel Corporation, a producer of flat rolled carbon steel; Former President of flat rolled products, Kaiser Aluminum Corporation, a producer of fabricated aluminum products (from 1997 to 2000); Director, UAL Corporation and Delphi Corporation	2008	2010

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following tables give information concerning the beneficial ownership of Nucor’s common stock by all directors, each executive officer listed in the Summary Compensation Table on page 24, all directors and executive officers as a group, and the persons who are known to Nucor to be the owners of more than five percent of the outstanding common stock of Nucor. “Beneficial ownership” is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”).

Executive Officers and Directors

Name	Shares Owned as of February 29, 2008		Shares Subject to Options	Shares Underlying Restricted Stock Units (1)	Total Beneficial Ownership	Percent of Class
	Sole Voting and Investment Power	Shared Voting and Investment Power
Peter C. Browning	13,924	—	10,678	3,781	28,383	*
Clayton C. Daley, Jr.	7,000	—	10,882	2,619	20,501	*
Daniel R. DiMicco	336,086	—	59,918	44,792	440,796	*
John J. Ferriola	136,916	—	95,532	13,556	246,004	*
Harvey B. Gantt	13,368	—	—	2,619	15,987	*
Victoria F. Haynes	9,174	—	1,948	2,619	13,741	*
James D. Hlavacek	4,400	800	10,882	2,619	18,701	*
Bernard L. Kasriel	—	—	—	1,480	1,480	*
Terry S. Lisenby	116,629	—	16,692	16,267	149,588	*
Hamilton Lott, Jr.	113,057	—	29,496	13,556	156,109	*
D. Michael Parrish	100,932	—	—	13,556	114,488	*
Joseph A. Rutkowski	162,690	340	20,952	13,556	197,538	*
John H. Walker	—	—	—	—	—
All 16 directors and executive officers as a group	1,243,601	33,464	270,556	161,440	1,709,061	*

*	Represents holdings of less than 1%.

(1)	Restricted stock units have no voting power.

Principal Stockholders

Name and Address	Amount of Beneficial Ownership	Percent of Class
State Farm Mutual Automobile Insurance Company and related entities (1) One State Farm Plaza Bloomington, Illinois 61710	30,218,733	10.49%

(1)	Based on Schedule 13G/A filed with the SEC on or about January 30, 2008, reporting beneficial ownership as of December 31, 2007. That filing indicates that State Farm Mutual Automobile Insurance Company has sole voting and sole dispositive power as to 21,636,800 of the shares shown and shared voting and dispositive power as to 77,224 of the shares shown; State Farm Life Insurance Company has sole voting and sole dispositive power as to 532,400 of the shares shown and shared voting and dispositive power of as to 16,080 of the shares shown; State Farm Fire and Casualty Company has sole voting and sole dispositive power as to 2,800,000 of the shares shown and shared voting and dispositive power as to 9,860 of the shares shown; State Farm Investment Management Corp. has sole voting and dispositive power as to 968,000 of the shares shown and shared voting and shared dispositive power as to 125,609 of the shares shown; State Farm Insurance Companies Employee Retirement Trust has sole voting and dispositive power as to 1,867,200 of the shares shown and shared voting and dispositive power as to 8,760 of the shares shown; and that State Farm Insurance Companies Savings and Thrift Plan for U.S. Employees has sole voting and dispositive power as to 2,176,800 of the shares shown.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Corporate Governance Principles.    The Board has adopted Corporate Governance Principles setting forth a framework for our corporate governance with respect to the role and composition of the Board and Nucor’s management, responsibilities of directors, director qualification standards, the functioning of the Board and its Committees, the compensation of directors, and annual performance evaluations of the Board and our Chief Executive Officer. These Corporate Governance Principles are posted on our website at www.nucor.com. The information on our website is not a part of this proxy statement. You may also obtain a written copy of the Corporate Governance Principles by contacting Nucor’s Corporate Secretary at our executive offices.

Codes of Ethics.    Nucor’s Standards of Business Conduct and Ethics applies to all employees and directors of the Company. Nucor has also adopted a Code of Ethics for Senior Financial Professionals that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Corporate Controller and other senior financial professionals. Both of these documents are available on our website at www.nucor.com. You may also obtain a written copy of these codes of ethics by contacting Nucor’s Corporate Secretary at our executive offices.

Director Independence.    The Corporate Governance Principles provide that a majority of the members of Nucor’s Board of Directors must be “independent” under the listing standards of the NYSE. For a director to be considered independent, he or she cannot have any of the disqualifying relationships enumerated by the corporate governance rules of the NYSE. In addition, the Board of Directors must determine that the director does not otherwise have any direct or indirect material relationship with the Company. As permitted by the corporate governance rules of the NYSE, the Board of Directors has adopted categorical standards to assist its members in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. These categorical standards, which are set forth below, establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or nominee from being considered “independent.”

•

Relationships involving (1) the purchase or sale of products or services, (2) the purchase, sale or leasing of real property or (3) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•

any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three years do not exceed the greater of (i) $1,000,000 or (ii) 2% of such other organization’s consolidated gross revenues;

•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

•	the relationship does not involve consulting, legal or accounting services provided to the Company or its subsidiaries; and

•

any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers.

•

Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•

Contributions made or pledged by the Company, its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director or trustee if the following conditions are satisfied:

•

within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of (i) $1,000,000 or (ii) 2% of the charitable organization’s consolidated gross revenues for that fiscal year; and

•	the charitable organization is not a family foundation created by the director or an immediate family member.

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•

If the director, or an immediate family member, is an executive officer of another organization in which the Company owns an equity interest and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	A relationship involving a director’s relative who is not an immediate family member of the director.

•

In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

In February 2008, the Board of Directors reviewed the status of each director, applying the independence standards of the corporate governance rules of the NYSE and those set forth in Nucor’s Corporate Governance Principles. In their review, the Board considered all relationships and transactions between each director (and his or her immediate family and affiliates) and each of the Company and its management and the Company’s independent registered public accounting firm. The relationships that the Board of Directors reviewed and considered included the following. Peter C. Browning is a director of Wachovia Corporation, a bank holding company whose principal bank subsidiary, Wachovia Bank, N.A., is one of the participating banks in the Company’s unsecured revolving credit facility and provides other commercial banking services to the Company. The Board of Directors has determined that those relationships that do exist or did exist within the last three years (except for Mr. DiMicco’s) all fall below the thresholds in the categorical standards adopted by the Board of Directors to assist it in making determinations of independence.

Based on this review, the Board of Directors affirmatively determined that all of the nominees and directors continuing in office, with the exception of Daniel R. DiMicco, the Company’s Chairman, President and Chief Executive Officer, are independent as defined in Nucor’s Corporate Governance Principles and the corporate governance rules of the NYSE.

Attendance at the Board of Directors and Committee Meetings.    The Board of Directors of Nucor held ten meetings during 2007. Each of the directors attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served.

Lead Director.    The Corporate Governance Principles of the Company provide that whenever the Chairman of the Board is a member of management, there shall be a Lead Director. The Lead Director is an independent director appointed annually by the Board after the annual meeting of stockholders, and he or she serves at the pleasure of the Board. In May 2007, the Board reappointed Peter C. Browning to serve as Lead Director. The Lead Director’s responsibilities are set forth in the Company’s Corporate Governance Principles and include:

•	Providing leadership to the Board of Directors;

•	Chairing board meetings in the absence of the Chairman;

•	Organizing, setting the agenda for and leading executive sessions of the independent directors without the attendance of management;

•	Serving as a liaison between the Board and the Chairman;

•	Consulting with the Chairman and the Secretary to set the agenda for board meetings;

•	Meeting with the Chairman between board meetings as appropriate in order to facilitate board meetings and discussions.

Executive Sessions of the Non-Management Directors.    The non-management directors, all of whom are independent, meet in executive session prior to or after each quarterly board meeting at regularly scheduled executive sessions and as necessary prior to or after other board meetings. Mr. Browning, as Lead Director, presides over these executive sessions.

Attendance at Annual Meetings of Nucor’s Stockholders.    In accordance with Nucor’s policy requiring all directors to attend the annual meeting of stockholders, all of Nucor’s directors attended last year’s annual meeting.

Committees of the Board of Directors and their Charters.    The Board of Directors of Nucor has three standing committees: the Audit Committee, the Compensation and Executive Development Committee, and the Governance and

Nominating Committee. Each of these committees acts pursuant to a written charter adopted by the Board of Directors. A copy of each charter is available on our website at www.nucor.com. You may also obtain a written copy of these charters by contacting Nucor’s Corporate Secretary at our executive offices.

The Audit Committee.    The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the registered public accounting firm engaged to prepare an audit report with respect to the Company’s financial statements and the performance of the Company’s internal audit function. Pursuant to its written charter, the Audit Committee is directly responsible for, among other things, (1) the appointment, compensation and oversight of the independent auditors for the Company, (2) approving in advance all auditing services and permitted non-auditing services to be provided by the Company’s independent auditors, (3) reviewing with the auditors the plan and scope of the audit and audit fees, (4) monitoring the adequacy of the Company’s reporting and internal controls, and (5) meeting periodically with internal auditors, independent auditors and management.

The Audit Committee is composed entirely of independent directors: Mr. Daley (Chairman), Mr. Browning, Mr. Gantt, Dr. Haynes, Dr. Hlavacek and Mr. Walker. All of the members of the Audit Committee are independent as defined in the NYSE listing standards and the applicable SEC regulations for audit committee members. In the opinion of the Board, these directors are free of any relationship with the Company, its management or the independent registered public accounting firm appointed by the Audit Committee that would interfere with their exercise of independent judgment as members of the Audit Committee. All members of the Audit Committee are financially literate as the Board in its business judgment interprets such qualification. The Board has determined that Mr. Daley, the Chairman of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and that he has accounting and related financial management expertise within the meaning of the NYSE listing standards. The Audit Committee held seven meetings during 2007.

The Compensation and Executive Development Committee.    The Compensation and Executive Development Committee is directly responsible to the Board of Directors, and through the Board to Nucor’s stockholders, for developing and administering the compensation program for Nucor’s executive officers.

In making its determinations with respect to executive compensation, the Committee is supported by James M. Coblin, Nucor’s Vice President of Human Resources, and A. Rae Eagle, Nucor’s General Manager and Corporate Secretary. In addition, the Company has historically engaged the services of a compensation consultant. In 2007, the Committee retained the services of Pearl Meyer & Partners to assist with its review of the compensation package of the Chief Executive Officer and other executive officers. In addition, Pearl Meyer & Partners was retained to assist the Committee with several special projects, including reviewing and developing the peer groups, monitoring trends in executive and non-employee director compensation, and assisting in the preparation of the executive compensation related disclosure in this proxy statement.

The Committee retains Pearl Meyer & Partners directly, although in carrying out assignments, Pearl Meyer & Partners also interacts with Company management when necessary and appropriate. Specifically, the Vice President of Human Resources and the Corporate Secretary interact with the consultants in order to provide compensation and performance data for the executive officers and the Company. In addition, Pearl Meyer & Partners may, in its discretion, seek input and feedback from the Chief Executive Officer and Chief Financial Officer regarding its consulting work product prior to presentation to the Committee in order to confirm its alignment with the Company’s business strategy, determine what additional data may need to be gathered, or identify other issues, if any, prior to presentation to the Committee.

The Committee frequently requests the Chairman and Chief Executive Officer to be present at Committee meetings where executive compensation and Company performance are discussed and evaluated. The Chairman and Chief Executive Officer is free to provide insight, suggestions or recommendations regarding executive compensation if present during these meetings or at other times. However, only independent Committee members are allowed to vote on decisions made regarding executive compensation.

The Committee meets with the Chairman and Chief Executive Officer to discuss his own compensation package, but ultimately, decisions regarding his compensation are made by the Committee, meeting in executive session, solely based upon the Committee’s deliberations. Decisions regarding other executive officers are made by the Committee after considering recommendations from the Chairman and Chief Executive Officer.

The Compensation and Executive Development Committee is composed entirely of independent directors: Dr. Haynes (Chairman), Mr. Browning, Mr. Daley, Mr. Gantt, Dr. Hlavacek, Mr. Kasriel and Mr. Walker. All of the members of the Committee meet the independence requirements of the NYSE listing standards for compensation committee members. In the opinion of the Board, these directors are free of any relationship that would interfere with their exercise of independent judgment as members of the Committee. The Committee held five meetings during 2007.

The Governance and Nominating Committee.    The Governance and Nominating Committee is responsible for, among other things, (1) developing and recommending to the Board of Directors specific guidelines and criteria for selecting nominees for election to the Board of Directors, (2) reviewing the qualifications of and making recommendations to the Board regarding nominees for election as a director at each annual meeting of stockholders and the nominees for directors to be elected by the Board of Directors to fill any vacancies or newly created directorships, (3) making recommendations to the Board concerning the size and composition of the Board, the size and composition of each standing committee of the Board and the responsibilities of each standing committee of the Board of Directors, (4) overseeing and arranging the annual process of evaluating the performance of the Board of Directors and the Company’s management and (5) developing and recommending to the Board of Directors a set of corporate governance principles for the Company.

The Governance and Nominating Committee is composed entirely of independent directors: Mr. Browning (Chairman), Mr. Daley, Mr. Gantt, Dr. Haynes, Dr. Hlavacek, Mr. Kasriel and Mr. Walker. All of the members of the Committee meet the independence requirements of the NYSE listing standards for nominating committee members. In the opinion of the Board, these directors are free of any relationship that would interfere with their exercise of independent judgment as members of the Committee. The Committee held five meetings during 2007.

Annual Evaluation of Directors and Committee Members.    Our Board of Directors evaluates the performance of each director standing for reelection, each Committee of the Board and the Board of Directors as a whole on an annual basis. In connection with this annual self-evaluation, each director anonymously records his or her views on the performance of each director standing for reelection, each committee and the Board of Directors. The entire Board of Directors reviews these reports and determines what, if any, actions should be taken in the upcoming year to improve its effectiveness and the effectiveness of each director and committee.

Policy on Transactions with Related Persons.    The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under SEC rules for disclosure of transactions with the Company’s directors, business and other organizations with which its directors are affiliated, executive officers, members of their immediate families and other related persons, which is administered by the Audit Committee of the Board of Directors. The policy includes several categories of pre-approved transactions that are based upon exceptions to the SEC’s rules for disclosure of such transactions. For transactions that are not pre-approved, the Audit Committee, in determining whether to approve a transaction with a related person or an organization with which a related person is affiliated, takes into account, among other things, the business reasons for entering into the transaction, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

How to Communicate with the Board of Directors and Non-management Directors.    Interested persons wishing to communicate with our Board of Directors, or any of our individual directors, may do so by sending a written communication to Peter C. Browning or any other individual director in care of Nucor Corporation, 1915 Rexford Road, Charlotte, North Carolina 28211. Interested persons wishing to communicate with Mr. Browning, as Lead Director, or with the non-management directors as a group may do so by sending a written communication addressed to Mr. Browning at our executive offices. Any communication addressed to Mr. Browning or any individual director that is received at the executive offices of Nucor will be delivered or forwarded to Mr. Browning or the individual director as soon as practicable. Nucor will forward all communications from its stockholders or other interested persons that are addressed simply to the Board of Directors to the chairman of the committee of the Board of Directors whose purpose and function is most closely related to the subject matter of the communication.

NOMINATING DIRECTORS

Stockholders may recommend a director candidate for consideration by the Governance and Nominating Committee by submitting the candidate’s name in accordance with provisions of Nucor’s bylaws that require advance notice to Nucor and certain other information. In general, under the bylaws, the written notice must be received by Nucor’s Corporate Secretary not less than sixty (60) and not more than ninety (90) days prior to the annual meeting. The notice must contain certain information about the nominee and the stockholder submitting the nomination including, (i) with respect to the nominee, the nominee’s name, age, business and residential address, principal occupation or employment, the number of shares beneficially owned by the nominee and any other information required to be disclosed in solicitations for proxies to elect directors pursuant to the SEC’s rules and regulations and (ii) with respect to the stockholder submitting the nomination, the stockholder’s name and address, as they appear on our books and records and the number of shares beneficially owned by that stockholder. A stockholder who is interested in recommending a director candidate should request a copy of Nucor’s bylaw provisions by writing to Nucor’s Corporate Secretary at Nucor’s executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211.

The Governance and Nominating Committee has a process of identifying and evaluating potential nominees for election as members of the Board. The Committee has a policy that potential nominees shall be evaluated no differently regardless of whether the nominee is recommended by a stockholder, a board member or Nucor’s management. The Committee considers potential nominees from all these sources, develops information from many sources concerning the potential nominee, evaluates the potential nominee as to the qualifications that the Committee and the Board have established and in light of the current skill, background and experience of the Board’s members and the future, ongoing needs of the Company and makes a decision whether to recommend any potential nominee for consideration for election as a member of the Board. In the past, Nucor has engaged third party search firms to assist the Board of Directors in identifying and evaluating potential nominees for director. Nucor may do so again in the future.

In evaluating potential nominees for election as members of the Board, the Committee considers the following to be minimum qualifications that any nominee must possess. The potential nominee must:

•	be a person of the highest integrity and must be committed to ethical standards of personal and corporate behavior;

•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board;

•

if not a member of the Company’s management, not have any relationships, directly or through an immediate family member, with the Company that would make them not able to serve as an independent director within the meaning of any rules and laws applicable to the Company;

•	have a willingness and an ability to make the necessary time commitment to actively participate as a member of the Board; and

•	be able to represent the interests of all of Nucor’s stockholders and not merely those of one stockholder or a special interest group.

The Committee also believes there are certain specific qualities or skills that one or more members of the Board of Directors must possess. These include:

•	the skills and experience necessary to serve as an audit committee financial expert;

•	experience serving as the chief executive officer of, or in another senior management position with, a major manufacturing company;

•	significant and successful merger and acquisition experience; and

•	diversity in terms of race or gender.

DIRECTOR COMPENSATION

In 2007, the Compensation and Executive Development Committee benchmarked director compensation comparing Nucor’s director compensation to 45 materials and industrial companies of similar size. Based on this data, the Board approved changes to the equity retainer described below. The Board does not plan on making any further changes to director compensation until 2009 or later.

In 2007, non-employee directors were paid standard directors’ fees of $60,000 annually, in $15,000 quarterly payments, including meeting fees. The Lead Director of Nucor was paid an additional $30,000, for a total of $90,000, in $22,500 quarterly payments, including meeting fees. The chairmen of the Governance and Nominating Committee and the Compensation and Executive Development Committee received an additional $6,000 each, in $1,500 quarterly payments. The chairman of the Audit Committee received an additional $12,000, in $3,000 quarterly payments.

Directors who are not senior officers of Nucor are granted each June 1 restricted stock units under the Company’s 2005 Stock Option and Award Plan. In 2007, the number of restricted stock units awarded was equal to $100,000 ($140,000 in the case of the Lead Director) divided by the fair market value of a share of Nucor common stock on the last trading day immediately preceding the grant date (rounded down to the next whole unit). The restricted stock units granted to each non-employee director are fully vested on the grant date, but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board of Directors.

The following table summarizes the compensation paid to each non-employee director for his or her Board and committee services during 2007. Mr. Raymond J. Milchovich resigned from the Nucor Board of Directors on September 6, 2007 to have more time available to fulfill other commitments. Mr. John H. Walker joined the Nucor Board of Directors on January 1, 2008 and is therefore not included in the table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)(2)	Total ($)
(a)	(b)	(c)	(h)
Peter C. Browning	$96,000	$139,943	$235,943
Clayton C. Daley Jr.	72,000	99,959	171,959
Harvey B. Gantt	60,000	99,959	159,959
Victoria F. Haynes	66,000	99,959	165,959
James D. Hlavacek	60,000	99,959	159,959
Bernard L. Kasriel	60,000	99,959	159,959
Raymond J. Milchovich	45,000	99,959	144,959

(1)	Stock awards are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with the Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment.” Our policy and assumptions made in the valuation of share-based payments are contained in notes 2 and 15 of Item 15 of the Annual Report on Form 10-K.

(2)	Restricted stock units granted and fully vested on June 1, 2007 at a fair market value of $67.54 are as follows: Mr. Browning, 2,072 units; and Messrs. Daley, Gantt, Kasriel and Milchovich and Drs. Haynes and Hlavacek, 1,480 units.

The following table summarizes stock options granted to non-employee directors prior to 2006 under the Company’s non-employee director stock option plan and vested restricted stock units granted under the Company’s 2005 Stock Option and Award Plan. Since Messrs. Milchovich and Walker were not members of the Nucor Board of Directors on December 31, 2007, they are not included in the table.

Outstanding Equity Awards at Fiscal Year-end

Name	Option Awards			Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercice Price ($)	Option Expiration Date	Number of Vested Stock Units (1)	Market Value of Stock Units ($) (2)
Peter C. Browning	3,112	$28.86	8/31/12	3,781	$223,911
	2,922	30.73	2/29/12
	4,644	19.68	8/31/11

	10,678

Clayton C. Daley, Jr.	2,074	28.86	8/31/12	2,619	155,097
	1,948	30.73	2/29/12
	3,096	19.68	8/31/11
	3,764	16.20	2/28/11

	10,882

Harvey B. Gantt	—	—	—	2,619	155,097

Victoria F. Haynes	1,948	30.73	2/29/12	2,619	155,097

James D. Hlavacek	2,074	28.86	8/31/12	2,619	155,097
	1,948	30.73	2/29/12
	3,096	19.68	8/31/11
	3,764	16.20	2/28/11

	10,882

Bernard L. Kasriel	—	—	—	1,480	87,646

(1)	Restricted stock units are granted June 1 each year and are fully vested on the grant date, but are payable in the form of shares of Nucor common stock only after the termination of the director’s service on the Board of Directors.

(2)	Restricted stock units granted and fully vested at December 31, 2007 valued using the closing stock price of $59.22.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s report with respect to the Company’s audited financial statements for the fiscal year ended December 31, 2007 is as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with Nucor’s management.

2.	The Audit Committee has discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 (Communications with Audit Committees), as amended by SAS No. 99.

3.	The Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC their independence.

4.	The Audit Committee has reviewed and discussed with management and PwC management’s report on Nucor’s internal control over financial reporting and PwC’s attestation report on the effectiveness of Nucor’s internal control over financial reporting.

5.	Based on the review and the discussions referred to in paragraphs (1) through (4) above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

THE AUDIT COMMITTEE

Clayton C. Daley, Jr., Chairman

Peter C. Browning

Harvey B. Gantt

Victoria F. Haynes

James D. Hlavacek

John H. Walker

Fees Paid to Independent Registered Public Accounting Firm

For the fiscal years ended December 31, 2006 and 2007 fees billed for services provided by PricewaterhouseCoopers LLP (“PwC”) were as follows:

	2006	2007
Audit Fees (1)	$1,715,500	$2,384,994
Audit-Related Fees (2)	—	14,190
Tax Fees (3)	353,288	126,414
All Other Fees	—	—

(1)	Audit fees consist of fees for professional services rendered in connection with the audit of Nucor’s consolidated annual financial statements, for the review of interim consolidated financial statements in Forms 10-Q and for services normally provided in connection with statutory and regulatory filings or engagements. Audit fees also include fees for professional services rendered for the audit of the effectiveness of internal control over financial reporting.

(2)	Audit-related fees consist of fees billed for the audits of certain employee benefit plans.

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

In 2006 and 2007, all audit-related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by PwC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee is responsible for the pre-approval of all auditing services and permitted non-audit services performed for Nucor by PwC. The Audit Committee has delegated its authority to approve in advance all permitted non-audit services to be provided by PwC to the Chairman of the Audit Committee; provided, however, any such services approved by its Chairman shall be presented to the full Audit Committee at its next regularly scheduled meeting.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) outlines Nucor’s executive compensation philosophy, objectives and processes. It explains how the Compensation and Executive Development Committee (the “Committee”) makes executive compensation decisions, the data used and the reasoning behind the decisions that are made.

Following this CD&A are tables detailing the compensation of our Named Executive Officers (“NEOs” or “Executive Officers”) along with descriptions and other narrative explaining the information in the tables. Also included is a section presenting the potential compensation Executive Officers would receive if they had been terminated on December 31, 2007.

Compensation Philosophy

Nucor’s executive compensation philosophy is based on and supports the Company’s overall management philosophy. Our philosophy is to:

1.	Hire and retain highly talented and productive people.

2.	Put them in a simple, streamlined organizational structure that allows them to innovate and make quick decisions that affect results.

3.	Pay them not just for showing up, but for producing results.

Nucor takes an egalitarian approach to providing benefits to its employees. That is, the upper levels of management do not enjoy better benefits such as insurance programs, vacation schedules or holidays. Certain benefits such as Nucor’s Profit Sharing, Scholarship Program, Employee Stock Purchase Plan, Extraordinary Bonus and Service Awards Program are not available to Nucor’s NEOs. In addition, Executive Officers do not receive traditional executive perquisites such as company cars, executive dining rooms or personal use of corporate aircraft.

The Company believes that the compensation provided to its Executive Officers should be commensurate and aligned with the performance of the Company and creation of long-term stockholder value. The key principles guiding Executive Officer compensation are to 1) reward Executive Officers for superior performance, 2) provide incentives that are based on overall Company performance, and 3) pay guaranteed compensation (meaning those elements of pay, such as base salary and benefits, that are not dependent on performance) that is below the median for similar size industrial and materials companies.

The objectives of our Executive Officer compensation plans are to:

•	Retain the services of our Executive Officers.

•	Motivate our Executive Officers to advance the interests of the Company and build stockholder value.

•	Reward our Executive Officers for their contributions to the success of the Company and to the stockholder value that they help create.

•	Measure the success of the Company through Return on Equity (“ROE”), Return on Average Invested Capital (“ROAIC”) and sales growth.

•	Reward Executive Officers as a team based on overall Company performance.

Executive Officer compensation at Nucor is highly leveraged, meaning that a significant portion of an executive’s potential compensation is variable, because the compensation is earned under incentive plans that are based on the performance of the Company and the value delivered to Nucor’s stockholders. The incentive plans are designed to function in a cyclical environment by measuring performance relative to two performance comparator groups: a group of steel industry competitors and a group of capital intensive companies that were chosen at the time they were added to the peer group for their superior financial performance. The incentive plans are also designed to pay well when performance is high and not pay any incentive if performance is poor. The Company believes that variable compensation plays an important role in Nucor’s financial performance. The Company has earned a profit every year since 1966, through business cycles where peer companies showed losses.

The performance comparator groups are used to benchmark financial performance for incentive plan purposes. They are not used to benchmark compensation.

Base salaries are set below the median of survey data for similar size industrial and materials companies. Therefore, the Company recognizes the risk that Executive Officers may earn below median levels of compensation when Company performance is poor, even if an Executive Officer’s individual performance may be superior. This practice has in the past and may in the future result in Executive Officers earning less than their counterparts in other similar size industrial and materials companies.

A portion of the compensation Executive Officers may earn under the incentive plans is stock-based awards that must be held until retirement. The Committee believes the requirement to hold stock-based awards until retirement has been successful in meeting the Company’s objectives of retention and succession planning. All Executive Officers have been with the Company for more than 15 years.

Incentive Opportunity Levels and Mix of Components of Compensation.    When the current annual and long-term incentive plans were developed in 2003 and approved by stockholders, the Committee established the incentive opportunity levels and mix of compensation components based on a sensitivity analysis which assumed some years of lower performance where no payouts would be earned and some years where maximum payouts would be achieved. This variability was intended to reflect fluctuations in economic activity. The Committee intended that through a multi-year business cycle and assuming target levels of performance, total compensation for executive officers would be near the median of similar size industrial and materials companies. The Committee periodically reviews actual performance and compares such performance to the parameters identified when the plans were originally established to ensure actual results over time are appropriate.

The annual and long-term incentive plans are designed to work without significant changes over a long time period. For example, minimum, target and maximum incentive plan payouts as a percentage of salary, including mix of cash or stock, were established and approved by stockholders in 2003. Therefore, the Committee makes few changes from year to year. The Committee annually reviews the performance comparator peer groups on which incentive payouts are based to ensure that the comparator peers meet the plans’ requirements and the criteria the Committee has established for inclusion in the comparator group. In addition, the Committee annually adjusts base salaries (which impact incentive plan opportunities) and sets the threshold level of performance under the annual incentive plan. The maximum incentive plan payout was approved by stockholders in 2003.

Pursuant to these stockholder-approved plans, the Committee has the right to exercise discretion to reduce an incentive plan payout to ensure that payouts from any incentive plan produce their desired result. The Committee may not exercise discretion to increase a payout. The Committee reviewed the payouts and determined that the incentive plan payouts produced the desired result and therefore it did not exercise any discretion in 2007.

At the time the stockholders approved the plans in 2003, the Committee determined that the mix of base salary and annual and long-term incentives and the incentive opportunities at target and maximum were appropriate to accomplish the goal of paying near the median total compensation of survey data for industrial and materials companies of similar size. The Committee annually asks the compensation consultant to compare Nucor’s actual total compensation over a ten year period to this benchmark using nationally recognized compensation survey data in order to ensure that total compensation remains reasonable. The Committee has reviewed the comparisons and believes total compensation, the mix of compensation components, and the target and maximum incentive opportunities are reasonable and consistent with the Committee’s philosophy.

Nucor has submitted for stockholder approval new annual and long-term officer incentive compensation plans. These plans are similar to those approved by stockholders in 2003. However, the new annual and long-term officer incentive compensation plans provide the Committee flexibility in adjusting the incentive opportunities and the performance measures. For 2008, the mix of components of compensation, performance targets and levels of incentive opportunity are the same as how the plans have been administered in the past.

Stock Ownership Guidelines.    Executives have an opportunity to earn a significant number of shares. The Committee believes that requiring executive officers to hold a significant number of shares aligns their interests with stockholders and has therefore adopted stock ownership guidelines for Nucor’s Executive Officers. The guideline number of shares ranges from 180,000 shares for the Chief Executive Officer to 90,000 shares for Nucor’s executive vice presidents. The Committee has compared these guidelines to those of other industrial and materials companies of similar size and published surveys and found that the Company’s guidelines are much higher than other companies. Under the guidelines, Executive Officers have five years to achieve ownership of the guideline number of shares. The Committee monitors each Executive Officer’s compliance with the ownership guideline or, if applicable, the Executive Officer’s progress in achieving ownership of the guideline number of shares within five years of being elected an officer. All Nucor Executive Officers were in compliance with the stock ownership guidelines as of December 31, 2007.

Internal Revenue Code Section 162(m).    Internal Revenue Code Section 162(m) limits the amount of compensation paid to the NEOs that may be deducted by Nucor for federal income tax purposes in any fiscal year to $1,000,000. “Performance-based” compensation that has been approved by Nucor’s stockholders is not subject to the $1,000,000 deduction limit. Nucor’s incentive plans have all been approved by Nucor’s stockholders, and awards under those plans, other than certain time vesting restricted stock units, constitute “performance-based” compensation that is not subject to the Code Section 162(m) deduction limit. The Committee has not adopted a formal policy that all compensation paid to the named executive officers must be deductible.

Components of Compensation

The Company provides four compensation components:

•	Base salary

•	Annual incentives

•	Long-term incentives

•	Benefits

As described above, these components provide a balanced mix of guaranteed compensation and variable, at-risk compensation with an emphasis on annual and long-term incentives. By providing this balanced compensation portfolio, we provide Executive Officers a reasonable measure of security regarding the minimum level of compensation they are eligible to receive, while motivating them to focus on the business measures that will produce a high level of performance for the Company.

Decisions with regard to the actual amount or value of compensation granted to each executive are based on actual Company performance. Individual performance is not taken into account. Individuals who do not perform are not employed by Nucor.

Base Salary

The Committee’s goal is to set the base salaries of Nucor’s Executive Officers at approximately 90% of the median base salary level for comparable positions at similar industrial and material companies. The Committee sets base salaries below the median because of the Committee’s desire to orient the Executive Officers’ total pay significantly towards at-risk incentive compensation.

With the assistance of the Vice President of Human Resources and the Committee’s independent compensation consultant, the Committee usually reviews national compensation surveys of executives of similar size manufacturing companies. When setting base salaries for 2007, the Committee did not review current salary comparability data, but rather updated prior year information by 2.5% based on surveys of budgeted executive compensation salary.

The CEO recommended that executive officer salary increases be 2.5%, consistent with the budgeted salary increases for other Nucor employees. Over time, the Executive Officers’ base salaries have slipped below the 90% of median target level. While the Committee considers market data important in its decision to adjust base salaries, the Committee also considers the relationship between each senior officer’s compensation. The Committee considered the CEO’s suggestions and approved them as proposed. In doing so, the Committee considered the relationship between each Executive Officer’s salary, the increases for other Nucor employees, recent payouts from incentive plans and the benchmarking of total compensation discussed above. In addition, the Committee increased the CEO’s compensation by 4.1%. In making the decision to increase the CEO’s salary by more than other Executive Officers, the Committee’s recognized that the CEO’s total compensation is significantly below 90% of the median and significantly below the benchmark of total compensation discussed above.

Name	Position	2006 Salary	Salary Adjustment	2007 Salary
Daniel R. DiMicco	Chairman, President and Chief Executive Officer	$725,000	4.1%	$755,000

Terry S. Lisenby	Chief Financial Officer, Treasurer and Executive Vice President	$413,900	2.5%	$424,200

John J. Ferriola (1)	Chief Operating Officer of Steelmaking Operations	$376,300	2.5%	$385,700

Hamilton Lott, Jr.	Executive Vice President	$376,300	2.5%	$385,700

D. Michael Parrish	Executive Vice President	$376,300	2.5%	$385,700

Joseph A. Rutkowski	Executive Vice President	$376,300	2.5%	$385,700

(1)	Nucor promoted Mr. Ferriola from Executive Vice President to Chief Operating Officer of Steelmaking Operations effective September 30, 2007. His annual salary rate was increased from $385,700 to $424,200 effective as of that date.

Annual Incentives

The Annual Incentive Plan (“AIP”) provides Executive Officers an opportunity to receive annual cash incentive awards based on the Company’s performance. The incentive opportunity, expressed as a percentage of base salary, is the same for all Executive Officers.

An Executive Officer may earn an incentive award under the AIP for each fiscal year of up to a maximum of 300% of the Executive Officer’s base salary:

•

Seventy-five percent of the maximum incentive award or 225% of base salary (75% of 300% = 225%) is earned based on Nucor’s ROE. For fiscal 2007, the Committee set the threshold at 7% ROE and the maximum at 20% ROE. If Nucor achieves the threshold ROE, Executive Officers will earn an incentive award equal to 20% of their base salary. If Nucor’s ROE for the fiscal year exceeds 20%, Executive Officers will earn an incentive award equal to the maximum 225% of their base salary. A prorated incentive award is earned for ROE between 7% and 20%.

The current stockholder-approved plan provides that the threshold ROE performance measure shall not be less than 3% or greater than 7%. The plan also provides that the maximum incentive is earned if ROE exceeds 20%. The Committee has submitted for stockholder approval changes to the plan that allows the Committee to eliminate the restrictions on setting performance thresholds and maximums.

•

The remaining 25% of the maximum annual award available under the AIP or up to 75% of the Executive Officer’s base salary (25% of 300% = 75%) is earned based on a comparison of Nucor’s net sales growth with the net sales growth of members of a steel industry peer group (discussed below) as follows:

Steel Peer Group Rank (1)	Percentage of Performance Award Opportunity	Performance Award Payment (% of Base Salary)
1	100%	75.00%
2	90%	67.50%
3	80%	60.00%
4	70%	52.50%
5	55%	41.25%
6	40%	30.00%
7	30%	22.50%
8	20%	15.00%
9	10%	7.50%
10	0%	0.00%

(1)	The table represents potential AIP awards for 2007 net sales growth. The peer group for future years may include more or less peer companies. The potential awards are adjusted to reflect the number of peer companies in the group.

Executive Officers may elect to defer up to one-half of their AIP award into Nucor common stock units. The AIP provides an incentive for Executive Officers to defer their AIP awards by providing a grant of additional common stock units equal to 25% of the number of common stock units deferred. An Executive Officer is always vested in the common stock units attributable to the deferred award. The deferral incentive units become vested upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor. The vested common stock units are distributed to the Executive Officer in the form of Nucor common stock following the Executive Officer’s retirement or other termination of employment. Dividend equivalents are paid on deferred incentive units in cash within 30 days of when stockholders are paid.

2007 Performance

Based on Nucor’s ROE of 28.97% and net sales growth of 12.49% for 2007, Executive Officers earned the maximum award of 225% of base salary for the ROE performance measure and an award of 41.25% of base salary for the net sales growth performance measure, receiving total incentive compensation under the AIP equal to 266.25% of base salary.

None of the NEOs elected to defer their 2007 AIP awards.

Long-Term Incentives

Long-term incentives are used to balance the short-term focus of the AIP by rewarding performance over multi-year periods and growth in long-term stockholder value. The Committee believes that half of the long-term awards should be earned relative to superior performance as compared to other steel companies and half earned relative to high performing companies. The Committee believes that this plan design provides an incentive to not just perform better than industry competitors, but also other capital intensive companies. The Committee also believes it is appropriate to provide a level of retention through time vesting restrictive stock.

As discussed above, the level of long-term incentive grants were established in 2003 when the plans were approved by stockholders. The Committee annually benchmarks total compensation to ensure the grant sizes are still competitive and reasonable as compared to the median of other similar size industrial and materials companies based on nationally recognized surveys.

The Long-Term Incentive Plan

Executive Officers earn incentive compensation under the Long-Term Incentive Plan (“LTIP”) based on Nucor’s performance during the LTIP’s performance periods. The performance periods commence every January 1 and last for three years.

The target award under the LTIP for each performance period is a number of shares of Nucor common stock. The number of shares is determined by dividing 85% of each Executive Officer’s annual base salary rate as of the beginning of the performance period by the closing price of Nucor common stock on the day immediately preceding the first day of the performance period. The maximum award that an Executive Officer may earn under the LTIP is equal to 200% of the number of shares in the target award. Fifty percent (50%) of the LTIP award is based on Nucor’s ROAIC for the performance period relative to its principal competitors in the steel industry based on the table below. The remaining 50% of the award is based on Nucor’s ROAIC for the performance period relative to a peer group of high-performing companies in capital-intensive industries based on the tables below.

Steel Peer Group (1)		High-Performing Peer Group (1)
Rank	Award as a % of Target	Rank	Award as a % of Target
1 or 2	100%	1 or 2	100%
3 or 4	75%	3 or 4	75%
5	60%	5 or 6	60%
6	50%	7 or 8	50%
7	40%	9 or 10	40%
8	25%	11	25%
9 or 10	0%	12 or 13	0%

(1)	These tables represent the potential awards based on the LTIP performance period that began January 1, 2007. The peer group for other performance periods may include more or less peer companies. The potential awards are adjusted to reflect the number of peer companies in the group.

One-half of the LTIP is paid in cash; one-half of the LTIP is paid in restricted stock. One-third of the restricted stock vests upon each of the first three anniversaries of the award date, or upon the Executive Officer’s attainment of age 55, death or disability while employed by Nucor.

An Executive Officer may defer delivery of the restricted stock portion of the LTIP award until the Executive Officer’s retirement or other termination of employment. Nucor does not provide an incentive for the deferral of LTIP restricted stock awards. Dividend equivalents are paid on deferred restricted stock awards in cash within 30 days of when stockholders are paid.

2007 Performance

Based on Nucor’s ROAIC of 81.80% for the LTIP performance period that began January 1, 2005 and ended December 31, 2007, Executive Officers earned the maximum award of 200% of the number of shares in each Executive Officer’s target LTIP award. The Company paid one-half of the LTIP award in cash and the other half in the form of restricted shares of Nucor’s common stock in March 2008.

Restricted Stock Units

Nucor has not granted stock options since 2005, when all of Nucor’s key employees, including its Executive Officers, received stock option awards. All outstanding stock options are vested and currently exercisable. Beginning in 2006, the Company was required to account for stock options as an expense in the financial statements. The Company considered the financial statement impact of future option grants and decided restricted stock units (“RSUs”) provide a better long-term incentive instrument for key employees; therefore, the Company stopped making option grants and began granting RSUs.

The Committee believes that RSUs align Executive Officers with stockholders and provide significant retentive characteristics. Grant levels are based on the historical value of options granted prior to 2006 and the annual total compensation review.

Each June 1, a base amount of RSUs is granted to each Executive Officer. One-third of the base amount of RSUs become vested on each of the first three anniversaries of the June 1 award date, or upon the Executive Officer’s retirement (defined below), death or disability while employed by Nucor.

Additional RSUs (“Performance RSUs”) are granted contingent on the Company’s ROE for the prior fiscal year. Performance RSUs vest upon the Executive Officer’s retirement, death or disability while employed by Nucor. The threshold ROE required for a grant of Performance RSUs is 5%. The maximum number of Performance RSUs is granted for ROE of 20% or more.

RSUs are granted each June 1. The total number of RSUs is determined for each Executive Officer position by dividing the dollar amount shown below (prorated for ROE between any of the levels shown below) by the closing price of the Company’s common stock on the last trading day immediately preceding the annual June 1 grant date.

Position	Base Amount of Restricted Stock Units Granted Market Value	Performance Restricted Stock Units Market Value (Based on Prior Fiscal Year ROE)
		5%	10%	15%	20%
		ROE	ROE	ROE	ROE
Chief Executive Officer	$400,000	$300,000	$600,000	$800,000	$1,000,000
Chief Financial Officer	100,000	150,000	200,000	300,000	400,000
Executive Vice President	83,333	125,000	166,667	250,000	333,333

Retirement for purposes of the RSUs is defined as Committee-approved retirement upon termination of employment and completion of the following age and service requirements:

Age	65	64	63	62	61	60	59	58	57	56	55
Years of Service	-0-	2	4	6	8	10	12	14	16	18	20

2007 Performance

On June 1, 2007, Executive Officers received the base amount of RSUs and earned the maximum performance RSUs based on Nucor’s ROE of 38.6% in 2006.

Benefits

Executive Officer benefits are limited to benefits provided to all other full time employees on the same basis and at the same cost as all other full time employees. Nucor does not provide any tax gross ups.

Post Termination Compensation

The Committee believes that Executive Officers should be provided a reasonable severance benefit in the event an executive’s position is eliminated. Severance benefits for Executive Officers reflect the fact that it may be difficult to find comparable employment within a short period of time. We believe relative to the overall value of any potential transaction, these potential post-termination change in control benefits are reasonable.

Non-Compete and Non-Solicitation Agreements

Executive Officers have agreed not to compete with Nucor during the 24-month period following their termination of employment with Nucor for any reason other than death in exchange for monthly cash payments from the Company during the non-competition period. The agreements with the Executive Officers also restrict the disclosure of confidential information and prohibit the Executive Officers from encouraging Nucor customers to purchase steel or steel products from one of Nucor’s competitors or encouraging any of Nucor’s employees to terminate their employment with Nucor. Each agreement further provides that any inventions, designs or other ideas conceived by the Executive Officers during their employment with Nucor will be assigned to Nucor.

The amount of each monthly cash payment during the 24-month non-competition period will be equal to the product of 3.36 times the Executive Officer’s highest annual base salary during the twelve months immediately preceding the termination of his employment, divided by twelve. If an Executive Officer who is receiving monthly installment payments dies within twelve months of his date of termination of employment, Nucor will continue to pay his estate the monthly payments only through the end of the first twelve months following termination of his employment. Nucor’s obligation to make the monthly installment payments to an Executive Officer terminates if the Executive Officer dies twelve or more months following termination of his employment.

The non-compete and non-solicitation agreements were first implemented in 1999 to protect Nucor from Executive Officers who left our employment to compete with us and/or recruit our employees. A number of senior employees had left to compete with Nucor. Since these agreements have been implemented, no Executive Officer has left Nucor. The amount of the non-competition benefit was increased when revised agreements were implemented in 2001 to an amount deemed by the Committee to discourage employees from leaving. Each year, the Committee reviews total compensation, including these non-compete and non-solicitation benefits, to ensure that such amounts remain reasonable.

Severance Benefits

The Executive Officers are entitled to receive severance payments following termination of employment or their resignation, death or retirement under a general severance policy adopted by the Board of Directors that applies to all Nucor officers. The amount of severance payments to be received by a particular Executive Officer or, in the case of his death while employed by Nucor, his estate, will depend upon his age at the time of his termination, resignation, retirement or death and his length of service with Nucor. If the Executive Officer is younger than age 55, the Executive Officer, or his estate, will be entitled to receive a severance payment equal to the greater of (A) one month of his base salary for each year of service to Nucor with a minimum severance payment of six months’ base salary or (B) the value of the total number of his deferral incentive common stock units under the AIP and his unvested shares of Nucor common stock granted under the LTIP. If the Executive Officer is age 55 or older, the Executive Officer, or his estate, will be entitled to receive a severance payment equal to one month of base salary for each year of service to Nucor with a minimum severance payment of six months’ base salary.

Each year, the Committee reviews total compensation, including these severance benefits, to ensure that such amounts remain reasonable.

Change in Control Benefits

Nucor does not provide any Executive Officer with change in control benefits other than accelerated vesting of previously granted RSUs. If an Executive Officer is terminated following a change in control, the Executive Officer would receive severance and non-compete payments pursuant to the agreements described above. Executive officers are responsible for taxes on all payments; no gross ups are provided.

Post Termination Payments Summary

The following table is a summary of the severance and non-compete payments that would have been payable to the Executives if their employment had terminated on December 31, 2007.

Name of Executive Officer	Executive Benefits and Payments Upon Termination	Voluntary Termination	Retirement (1)	Involuntary Not for Cause Termination	For Cause Termination	Disability	Death	Change In Control
Daniel R. DiMicco	Non-compete - cash	5,073,600	5,073,600	5,073,600	5,073,600	5,073,600	—	5,073,600
	Severance - cash	1,581,880	1,581,880	1,581,880	—	1,581,880	1,581,880	1,581,880
	Vesting of restricted stock	—	2,652,582	—	—	2,652,582	2,652,582	2,652,582
	Benefits and perquisites	—	—	—	—	—	—	—

	Total	$6,655,480	$9,308,062	$6,655,480	$5,073,600	$9,308,062	$4,234,462	$9,308,062

Terry S. Lisenby	Non-compete - cash	2,850,624	2,850,624	2,850,624	2,850,624	2,850,624	—	2,850,624
	Severance - cash	788,450	788,450	788,450	—	788,450	788,450	788,450
	Vesting of restricted stock	—	963,332	—	—	963,332	963,332	963,332
	Benefits and perquisites	—	—	—	—	—	—	—

	Total	$3,639,074	$4,602,406	$3,639,074	$2,850,624	$4,602,406	$1,751,782	$4,602,406

John J. Ferriola	Non-compete - cash	2,850,624	2,850,624	2,850,624	2,850,624	2,850,624	—	2,850,624
	Severance - cash	596,592	596,592	596,592	—	596,592	596,592	596,592
	Vesting of restricted stock	—	—	—	—	802,786	802,786	802,786
	Benefits and perquisites	—	—	—	—	—	—	—

	Total	$3,447,216	$3,447,216	$3,447,216	$2,850,624	$4,250,002	$1,399,378	$4,250,002

Hamilton Lott, Jr.	Non-compete - cash	2,591,904	2,591,904	2,591,904	2,591,904	2,591,904	—	2,591,904
	Severance - cash	1,031,880	1,031,880	1,031,880	—	1,031,880	1,031,880	1,031,880
	Vesting of restricted stock	—	802,786	—	—	802,786	802,786	802,786
	Benefits and perquisites	—	—	—	—	—	—	—

	Total	$3,623,784	$4,426,570	$3,623,784	$2,591,904	$4,426,570	$1,834,666	$4,426,570

D. Michael Parrish	Non-compete - cash	2,591,904	2,591,904	2,591,904	2,591,904	2,591,904	—	2,591,904
	Severance - cash	1,039,893	1,039,893	1,039,893	—	1,039,893	1,039,893	1,039,893
	Vesting of restricted stock	—	802,786	—	—	802,786	802,786	802,786
	Benefits and perquisites	—	—	—	—	—	—	—

	Total	$3,631,797	$4,434,583	$3,631,797	$2,591,904	$4,434,583	$1,842,679	$4,434,583

Joseph A. Rutkowski	Non-compete - cash	2,591,904	—	2,591,904	2,591,904	2,591,904	—	2,591,904
	Severance - cash	2,983,089	—	2,983,089	—	610,956	610,956	2,983,089
	Vesting of restricted stock	—	—	—	—	3,785,875	3,785,875	802,786
	Benefits and perquisites	—	—	—	—	—	—	—

	Total	$5,574,993	$—	$5,574,993	$2,591,904	$6,988,735	$4,396,831	$6,377,779

(1)	Mr. Rutkowski was not retirement-eligible as of December 31, 2007.

Use of Performance Comparator Peer Groups

The Company believes that performance should be measured both in absolute terms (meaning based on achieving or exceeding performance measures established by the Committee) and relative to peers. Two performance comparator peer groups are used, the Steel Peer Group and the High Performing Peer Group. The Committee sets the performance comparator peer group members at the beginning of each performance period. Since some of the performance periods are as long as three years, it is possible that the performance comparator peer group used for one performance period may differ from the group used in a different performance period.

The performance comparator peer groups for performance periods that began in 2007 are comprised of the following companies:

Steel Peer Group	High-Performing Peer Group
AK Steel Holdings Corporation	Alcoa, Inc.
Commercial Metals Co.	Carlisle Companies Inc.
Dofasco, Inc.	Caterpillar Inc.
Gerdau Ameristeel Corporation	CSX Corp.
IPSCO Inc.	General Dynamics Corporation
Quanex Corporation	Ingersoll-Rand Co. Ltd.
Steel Dynamics, Inc.	Johnson Controls Inc.
United States Steel Corporation	Norfolk Southern Corporation
Worthington Industries, Inc.	Southwest Airlines Co.
Textron Inc
United Technologies Corporation
Vulcan Materials Co.

The Committee has used the following criteria for establishing performance comparator peer groups:

1.	The steel peer group must be a group of not less than five (5) steel industry competitors.

2.	The high performing peer group must be a group of not less than ten (10) high performing companies in capital intensive industries.

3.	Steel competitors are defined as steel companies with product offerings similar to Nucor’s.

4.	Companies included in the high performance peer group are respected capital intensive companies that have performed well over a long time period.

The Committee reviews the performance comparator peer groups annually. Companies may be added or dropped from the performance comparator peer groups based on performance or product mix (in the case of the steel peer group). The Committee maintains a list of potential peer group companies and reviews the Company’s performance relative to these potential peer group companies, industry benchmarks and market indexes.

The Committee does not use the performance comparator peer groups for purposes of benchmarking compensation.

Summary Compensation Table

The table below describes the total compensation paid to our Executive Officers in 2007.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)	All Other Compen- sation ($) (2)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Daniel R. DiMicco	2007	$755,000	$3,904,891	$—	$2,010,188	$2,786	$6,672,865
Chairman, President and Chief Executive Officer	2006	725,000	5,694,567	121,760	2,011,875	2,704	8,555,906

Terry S. Lisenby	2007	424,200	1,925,977	—	1,129,433	3,467	3,483,077
Chief Financial Officer, Treasurer and Executive Vice President	2006	413,900	3,345,347	60,874	1,148,573	3,352	4,972,046

John J. Ferriola	2007	395,510	1,950,121	—	1,053,044	3,875	3,402,550
Chief Operating Officer of Steelmaking Operations	2006	376,300	2,629,371	50,730	1,044,233	3,750	4,104,384

Hamilton Lott, Jr.	2007	385,700	1,713,094	—	1,026,926	3,875	3,129,595
Executive Vice President	2006	376,300	2,646,042	50,730	1,044,233	3,750	4,121,055

D. Michael Parrish	2007	385,700	2,566,010	—	1,026,926	3,504	3,982,140
Executive Vice President	2006	376,300	2,603,269	50,730	1,044,233	3,388	4,077,920

Joseph A. Rutkowski	2007	385,700	1,847,659	—	1,026,926	3,875	3,264,160
Executive Vice President	2006	376,300	2,169,566	50,730	1,044,233	3,750	3,644,579

(1)	Stock and option awards are the dollar amounts recognized for financial statement reporting purposes with respect to the fiscal year in accordance with SFAS No. 123 (R), “Share-Based Payment,” and include awards granted in prior periods. Our policy and assumptions made in the valuation of share-based payments are contained in notes 2 and 15 of Item 15 of the Annual Report on Form 10-K.

(2)	The amount shown in the All Other Compensation column represents matching contributions to Nucor’s 401(k) retirement savings plan.

Grants of Plan Based Awards

The table below presents the RSU awards granted June 1, 2007, the possible payouts under Nucor’s AIP for 2007 and LTIP for the 2007-2009 performance period, and the actual award earned under the LTIP for the 2005-2007 performance period for each Executive Officer.

Grants of Plan Based Awards

Name	Grant Date	Committee Approval Date	Plan	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)			(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Daniel R. DiMicco	6/1/07	5/10/07	RSP(1)							20,728	$1,399,969	(5)
			AIP(2)	$56,625	$2,095,125	$2,265,000
	1/1/07	12/6/06	LTIP(3)				2,935	11,741	23,482		641,763	(6)
	1/1/05	12/7/04	LTIP(4)							45,946	2,720,922	(7)

Terry S. Lisenby	6/1/07	5/10/07	RSP(1)							7,402	499,931	(5)
			AIP(2)	31,815	1,177,155	1,272,600
	1/1/07	12/6/06	LTIP(3)				1,649	6,597	13,194		360,592	(6)
	1/1/05	12/7/04	LTIP(4)							26,237	1,553,755	(7)

John J. Ferriola	6/1/07	5/10/07	RSP(1)							6,168	416,587	(5)
			AIP(2)	29,663	1,097,540	1,186,530
	1/1/07	12/6/06	LTIP(3)				1,500	5,998	11,996		327,851	(6)
	1/1/05	12/7/04	LTIP(4)							23,853	1,412,575	(7)

Hamilton Lott, Jr.	6/1/07	5/10/07	RSP(1)							6,168	416,587	(5)
			AIP (2)	28,928	1,070,318	1,157,100
	1/1/07	12/6/06	LTIP(3)				1,500	5,998	11,996		327,851	(6)
	1/1/05	12/7/04	LTIP(4)							23,853	1,412,575	(7)

D. Michael Parrish	6/1/07	5/10/07	RSP(1)							6,168	416,587	(5)
			AIP(2)	28,928	1,070,318	1,157,100
	1/1/07	12/6/06	LTIP(3)				1,500	5,998	11,996		327,851	(6)
	1/1/05	12/7/04	LTIP(4)							23,853	1,412,575	(7)

Joseph A. Rutkowski	6/1/07	5/10/07	RSP(1)							6,168	416,587	(5)
`			AIP(2)	28,928	1,070,318	1,157,100
	1/1/07	12/6/06	LTIP(3)				1,500	5,998	11,996		327,851	(6)
	1/1/05	12/7/04	LTIP(4)							23,853	1,412,575	(7)

(1)	Represents restricted stock units awarded June 1, 2007 under the Restricted Stock Unit Plan (“RSP”).

(2)	The Executive Officers were eligible to earn a range of performance-based payments under the AIP for the Company’s performance during 2007. The threshold and maximum amounts shown are equal to 7.5% and 300%, respectively, of each Executive Officer’s base salary. The AIP does not have a target award. The target amounts shown are equal to the AIP award for 2006 performance of 277.5% of base salary. For the 2007 performance period, the Executive Officers earned awards of 266.25% of base salary under the AIP. The dollar amounts of those awards are presented in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(3)	Represents the range of performance-based awards that may be earned under the LTIP for the 2007-2009 performance period. The awards, if any, will be made in March 2010. The grant date fair value is calculated by multiplying the fair market value of Nucor stock on the grant date by the target number of shares.

(4)	Represents the award earned under the LTIP for the 2005-2007 performance period. The awards were made in March 2008.

(5)	The Awards have been valued using the May 31, 2007 closing stock price of $67.54.

(6)	The Awards have been valued using the December 31, 2006 closing stock price of $54.66.

(7)	The Awards have been valued using the December 31, 2007 closing stock price of $59.22.

Non-Equity Incentive Plan Awards

Under the Annual Incentive Plan (“AIP”), a senior officer, including all NEOs, may earn a non-equity incentive award for each fiscal year of up to a total of 300% of the senior officer’s base salary. For a description of the AIP, please refer to “Annual Incentives” section of the CD&A. The AIP has no stated target. If Nucor’s performance had been the same as the prior year (2006), a senior executive would have earned a bonus of 277.5%. When an incentive plan has no stated target performance level, we are required to report as “Target” in column (d) of the table an amount based on the prior year’s performance. Therefore, the amounts listed in column (d) of the table under “Target” reflect an AIP award of 277.5%. Actual performance for the period ended December 31, 2007 resulted in an AIP award of 266.25%.

Equity Incentive Plan Awards

Restricted Stock Unit Plan (“RSP”)

Each year, on or about June 1, participants are granted a threshold or base amount of restricted stock units as long as Nucor’s earnings for the prior fiscal year are positive. An additional amount of restricted stock units may be granted based on Nucor’s ROE for the prior year. This award vests annually over the three-year period following the date of grant. In 2006, Nucor’s ROE exceeded the maximum performance goal and the executive officers received awards for both earnings and ROE performance. The restricted stock unit awards were granted on June 1, 2007 and are reported in column (i).

Long Term Incentive Plan (“LTIP”)

The range of potential grants for the performance period January 1, 2007 through December 31, 2009 is reported in columns (f), (g) and (h). The Company pays one-half of the LTIP award in cash and the other half in the form of restricted shares of Nucor’s common stock. The number of shares is determined at the beginning of the performance period. For a description of the LTIP, please refer to “Long-term Incentives” section of the CD&A.

The LTIP payout for the 2005-2007 performance period are reported in columns (i) and (j). Actual performance for the LTIP performance period ending December 31, 2006 resulted in restricted shares issued on March 10, 2007 as follows:

Shares Issued March 10, 2007
Daniel R. DiMicco	41,892
Terry S. Lisenby	23,921
John J. Ferriola	21,747
Hamilton Lott, Jr.	21,747
D. Michael Parrish	21,747
Joseph A. Rutkowski	21,747

One-third of the restricted shares issued on March 10, 2007 will become vested upon each of the first three anniversaries of the issuance date, or upon the senior officer’s attainment of age 55, death or disability while employed by Nucor. Pursuant to SFAS No. 123(R), these shares were granted at the beginning of the performance period, January 1, 2004, and are therefore not reported in the Grants of Plan Based Awards Table.

Outstanding Equity Awards at Fiscal Year-End Table

The table below shows the equity holdings for each Executive Officer on December 31, 2007.

Prior to 2006, stock option awards were granted to all key employees, including its Executive Officers under Nucor’s Incentive Stock Option Plans. All outstanding options under the Incentive Stock Option Plans are currently exercisable and expire seven years after the grant date.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (9)
(a)	(b)	(e)	(f)	(g)		(h)	(i)		(j)
Daniel R. DiMicco	20,790	$28.86	8/31/12	44,792	(1)	$2,652,582	23,482	(2)	$1,390,604
	19,524	30.73	2/29/12				36,945	(3)	2,187,883
	9,796	12.25	8/31/09
	9,808	12.24	8/31/08

	59,918

Terry S. Lisenby	6,930	28.86	8/31/12	16,267	(4)	963,332	13,194	(2)	781,349
	9,762	30.73	2/29/12				21,092	(3)	1,249,068

	16,692

John J. Ferriola	8,662	28.86	8/31/12	13,556	(5)	802,786	11,996	(2)	710,403
	8,134	30.73	2/29/12				19,176	(3)	1,135,602
	12,700	19.68	8/31/11
	15,432	16.20	2/28/11
	19,496	12.82	8/31/10
	11,920	12.25	8/31/09
	10,200	14.31	2/28/09
	8,988	12.24	8/31/08

	95,532

Hamilton Lott, Jr.	8,662	28.86	8/31/12	13,556	(6)	802,786	11,996	(2)	710,403
	8,134	30.73	2/29/12				19,176	(3)	1,135,602
	12,700	19.68	8/31/11

	29,496

D. Michael Parrish	—	—		13,556	(7)	802,786	11,996	(2)	710,403
							19,176	(3)	1,135,602

Joseph A. Rutkowski	5,198	28.86	8/31/12	63,929	(8)	3,785,875	11,996	(2)	710,403
	8,134	30.73	2/29/12				19,176	(3)	1,135,602
	7,620	19.68	8/31/11

	20,952

(1)	Represents restricted stock units granted June 1, 2006 and June 1, 2007 vesting as follows: 4,507 units vesting on June 1, 2008; 4,507 units vesting on June 1, 2009; 1,974 units vesting on June 1, 2010; and 33,804 units vesting upon Mr. DiMicco’s retirement as defined in the CD&A with the prior approval of the Compensation and Executive Development Committee.

(2)	Represents the expected number of restricted shares earned under the LTIP for the 2007-2009 performance period valued using the December 31, 2007 closing stock price. The expected number of restricted shares earned has been calculated based on performance through December 31, 2007.

(3)	Represents the expected number of restricted shares earned under the LTIP for the 2006-2008 performance period valued using the December 31, 2007 closing stock price. The expected number of restricted shares earned has been calculated based on performance through December 31, 2007.

(4)	Represents restricted stock units granted June 1, 2006 and June 1, 2007 vesting as follows: 1,126 units vesting on June 1, 2008; 1,126 units vesting on June 1, 2009; 494 units vesting on June 1, 2010; and 13,521 units vesting upon Mr. Lisenby’s retirement as defined in the CD&A with the prior approval of the Compensation and Executive Development Committee.

(5)	Represents restricted stock units granted June 1, 2006 and June 1, 2007 vesting as follows: 939 units vesting on June 1, 2008; 939 units vesting on June 1, 2009; 411 units vesting on June 1, 2010; and 11,267 units vesting upon Mr. Ferriola’s retirement as defined in the CD&A with the prior approval of the Compensation and Executive Development Committee.

(6)	Represents restricted stock units granted June 1, 2006 and June 1, 2007 vesting as follows: 939 units vesting on June 1, 2008; 939 units vesting on June 1, 2009; 411 units vesting on June 1, 2010; and 11,267 units vesting upon Mr. Lott’s retirement as defined in the CD&A with the prior approval of the Compensation and Executive Development Committee.

(7)	Represents restricted stock units granted June 1, 2006 and June 1, 2007 vesting as follows: 939 units vesting on June 1, 2008; 939 units vesting on June 1, 2009; 411 units vesting on June 1, 2010; and 11,267 units vesting upon Mr. Parrish’s retirement as defined in the CD&A with the prior approval of the Compensation and Executive Development Committee.

(8)	Represents restricted stock units granted June 1, 2006 and June 1, 2007 vesting as follows: 939 units vesting on June 1, 2008; 939 units vesting on June 1, 2009; 411 units vesting on June 1, 2010; and 11,267 units vesting upon Mr. Rutkowski’s retirement as defined in the CD&A with the prior approval of the Compensation and Executive Development Committee. Also represents shares of restricted stock issued in 2005, 2006 and 2007 vesting as follows: 26,333 shares vesting on March 10, 2008; 16,791 shares vesting on March 10, 2009; and 7,249 shares vesting on December 23, 2009 upon Mr. Rutkowski’s attainment of age 55.

(9)	The awards have been valued using the December 31, 2007 closing price of $59.22.

Option Exercises and Stock Vested Table

The table below presents the stock options exercised by each Executive Officer in 2007. Stock awards vesting in 2007 are comprised of restricted stock granted under the LTIP for the performance periods ending in December 31, 2003, December 31, 2004, December 31, 2005 and December 31, 2006 and restricted stock units issued in 2006. Under the LTIP, awards vest over a three-year period unless the executive is age 55 or older, dies or becomes disabled. In 2007, Messrs. DiMicco, Lisenby and Lott were over the age of 55 and became fully vested upon grant in the restricted shares awarded for the three-year performance period ending December 31, 2006. Messrs. Ferriola and Parrish attained age 55 in 2007 and became fully vested in all shares granted for the performance periods ending in 2003, 2004, 2005 and 2006.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Daniel R. DiMicco	8,312	$435,466	44,425	$2,839,180
Terry S. Lisenby	3,464	121,829	24,554	1,566,281
John J. Ferriola	9,052	464,719	71,890	4,527,813
Hamilton Lott, Jr.	—	—	22,274	1,420,660
D. Michael Parrish	20,952	777,757	71,890	4,485,499
Joseph A. Rutkowski	8,544	311,705	21,517	1,372,448

REPORT OF THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

The Compensation and Executive Development Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on that review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

THE COMPENSATION AND EXECUTIVE DEVELOPMENT COMMITTEE

Victoria F. Haynes, Chairman

Peter C. Browning

Clayton C. Daley, Jr.

Harvey B. Gantt

James D. Hlavacek

Bernard L. Kasriel

John J. Walker

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding shares of Nucor’s common stock that may be issued under Nucor’s equity compensation plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)(3)	Number of securities remaining available for future issuance under equity compensation plans (c)
Equity compensation plans approved by stockholders (1)	3,311,720	(2)	$20.34	19,949,835	(4)
Equity compensation plans not approved by stockholders (5)	27,130		22.29	—	(6)

	3,338,850		$20.37	19,949,835

(1)	Includes the Nucor Corporation Senior Officers Annual Incentive Plan (the “AIP”), the Nucor Corporation Senior Officers Long-Term Incentive Plan (the “LTIP”), the 1997 Key Employees Incentive Stock Option Plan (the “1997 Plan”) and the 2005 Stock Option and Award Plan (the “2005 Plan”). The 2005 Plan was approved by Nucor stockholders at the 2005 annual meeting. The 2005 Plan replaced and superseded the 2003 Key Employees Incentive Stock Option Plan (the “2003” Plan) and the 2001 Non-Employee Director Equity Plan (the “Non-Employee Director Plan”) provided that any awards made under the 2003 Plan and the Non-Employee Director Equity Plan prior to the 2005 annual meeting remain outstanding in accordance with their terms. The 2003 Plan was approved by Nucor’s stockholders at the 2003 annual meeting.

(2)	Includes 51,675 deferred stock units awarded and outstanding under the AIP; 262,093 deferred stock units awarded and outstanding under the LTIP; 1,027,316 stock options awarded and outstanding under the 1997 Plan; a total of 797,252 stock options awarded and outstanding under the 2005 Plan and the 2003 Plan; and 1,173,384 restricted stock units awarded and outstanding under the 2005 Plan.

(3)	Weighted average exercise price of awarded and outstanding options; excludes deferred stock units and restricted stock units.

(4)	Represents 2,267,278 shares available under the AIP and LTIP, no shares available under the 1997 Plan and the 2003 Plan and 17,682,557 shares available under the 2005 Plan.

(5)	Represents outstanding stock options awarded before the 2005 annual meeting under the Non-Employee Director Plan.

(6)	No additional options will be awarded under the Non-Employee Director Plan.

Material Features of Equity Compensation Plan Not Approved by Stockholders

Non-Employee Director Plan.    Prior to 2006, directors who are not employees were granted options semi-annually. The exercise price of the options is equal to the market value of Nucor common stock on the date of grant. The options became exercisable six months after the grant date and expire seven years after the grant date.

No options have been awarded under this Plan since March 2005, and no additional options will be awarded under this Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires that our executive officers and directors file reports of their ownership and changes in ownership of Nucor common stock on Forms 3, 4 and 5 with the SEC and NYSE. The Company has reviewed all reports filed by its executive officers and directors and written representations made by its executive officers and directors with respect to the completeness and timeliness of their filings. Based solely on such review, all filings were timely made in 2007.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote FOR the proposal.

The Audit Committee of the Board of Directors has selected the firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of Nucor for the fiscal year ending December 31, 2008. PricewaterhouseCoopers LLP has acted in such capacity for Nucor since 1989. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Stockholder ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. The Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification and will reconsider whether to retain PricewaterhouseCoopers LLP if the stockholders fail to ratify the Audit Committee’s selection. In addition, even if the stockholders ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee may in its discretion appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that a change is in the best interests of Nucor.

Nucor’s Board of Directors recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008. Unless otherwise specified, proxies will be voted FOR the proposal.

PROPOSAL 3

APPROVE THE ANNUAL AND LONG-TERM SENIOR OFFICERS INCENTIVE COMPENSATION PLANS

The Board of Directors proposes that stockholders approve the amended and restated Nucor Corporation Senior Officers Long-Term Incentive Plan and the amended and restated Nucor Corporation Senior Officers Annual Incentive Plan. Nucor’s Board of Directors has approved the amendment and restatement of both plans, subject to stockholder approval.

The plans are intended to comply with the “performance-based compensation” requirements of Section 162(m) of the Internal Revenue Code. In accordance with the requirements of Section 162(m), the stockholders initially approved the plans in 2003. To continue to comply with the requirements of Section 162(m), the stockholders must re-approve the material terms of the plans every five years. You are being asked to approve the amendment and restatement of the plans to preserve the Company’s federal income tax deduction for payments made to certain senior officers participating in the plans.

The plans have been amended to provide the Company more flexibility in determining the performance criteria and selecting the peer group companies under the plans. Other than in those two areas, the principal features of the plans are unchanged from the terms of the plans approved by the stockholders in 2003. The plans are summarized below. This summary is subject to the full terms and provisions of the plans, which are included at the end of this proxy statement.

Eligibility

Any regular, full-time employee of the Company or a subsidiary of the Company who (a) is designated as the Chairman or a Vice Chairman of the Board of Directors or (b) is serving as the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, an Executive Vice President or a Vice President of the Company is eligible to participate in the plans. The Compensation and Executive Development Committee of the Board of Directors (the “Committee”) may also designate any other senior officer of the Company or a subsidiary as a participant in the plans. In 2007, 34 senior officers of the Company participated in the plans.

Annual Incentive Plan

The Nucor Corporation Senior Officers Annual Incentive Plan (the “AIP”) is intended to provide competitive annual incentive compensation to senior officers based on two performance measures:

•	Nucor’s return on average stockholders’ equity or achievement or other performance criteria selected by the Committee during the AIP’s one year performance periods beginning each January 1; and

•	growth in Nucor’s net sales during a performance period.

The other performance criteria that may be selected by the Committee include relative or comparative achievement by the Company or one or more subsidiaries or business units of: (a) return on equity; (b) revenue growth; (c) earnings before interest, taxes, depreciation and amortization; (d) earnings before interest, taxes and amortization; (e) operating income; (f) pre- or after-tax income; (g) cash flow; (h) cash flow per share; (i) net earnings; (j) earnings per share; (k) return on invested capital; (l) return on assets; (m) economic value added (or an equivalent metric); (n) stock price performance; (o) total stockholder return; (p) improvement in or attainment of expense levels; (q) improvement in or attainment of working capital levels; or (r) debt reduction.

A senior officer can earn an incentive award of up to 300% of the senior officer’s base salary as of the beginning of a performance period for significant achievement during the performance period under both measures. Seventy-five percent (75%) of the maximum incentive award (i.e., up to 225% of base salary) is available for award based on Nucor’s return on average stockholders’ equity or other performance criteria. The remaining 25% of the maximum award (i.e., up to 75% of the senior officer’s base salary) is available for award based on a comparison of Nucor’s net sales growth with the net sales growth of the members of a steel industry peer group.

At the beginning of each performance period, the Committee will designate a threshold return on average stockholders’ equity (or threshold achievement of other performance criteria) that must be achieved before any performance awards may be paid under the AIP for achievement of that performance criteria. The Committee will also designate at the beginning of each performance period a maximum return on average stockholders’ equity (or other performance criteria) which, if achieved, will result in the award of the maximum of 225% of each eligible employee’s base salary that may be paid under the AIP for achievement of that performance criteria. If the threshold performance is achieved, a performance award of 20% (or other percentage set by the Committee at the beginning of the performance period) of each senior officer’s base salary compensation for the performance period will be awarded. If the performance achieved is higher than the threshold level but below the maximum level, the amount of the performance award, expressed as a percentage of each senior officer’s base salary will be determined by linear interpolation.

Each year, the Committee will also designate not less than five steel industry competitors as the members of the peer group for the net sales growth comparison and the amount of incentive compensation that will be awarded for levels of Nucor’s net sales growth when ranked against the peer group members.

If Nucor has no reported net earnings for a fiscal year, no incentive compensation will be awarded under the AIP. In addition, the Committee may reduce incentive compensation awards in its discretion so long as the same percentage reduction is made to each senior officer’s incentive compensation award.

To encourage greater Nucor stock ownership, senior officers have the opportunity to defer payment of up to one-half of any incentive award under the AIP. The amount of the deferred award will be converted into Nucor common stock units and credited to a deferral account. The AIP provides a deferral incentive to the senior officers by providing for the crediting of additional common stock units to the deferral account equal to 25% of the number of common stock units attributable to the amount of any incentive award the senior officer deferred. The senior officer will receive dividend equivalent payments based on the total number of common stock units credited to the deferral account. The senior officer will be fully vested in the common stock units attributable to the deferred incentive award. The additional common stock units attributable to the deferral incentive provided by the AIP will become vested upon the senior officer’s attainment of age 55 while employed or in the event the senior officer dies or becomes disabled before age 55 while employed. The vested common stock units will be distributed to the senior officer in the form of Nucor common stock following the senior officer’s retirement or other termination of employment.

Long-Term Incentive Plan

Long-term incentive compensation under the Nucor Corporation Senior Officers Long-Term Incentive Plan (the “LTIP”) is intended to increase senior management’s focus on Nucor’s long-term performance relative to that of its principal competitors in the steel industry and of certain other companies in capital intensive industries in the same general industry group as the steel industry. In general, performance periods under the LTIP commence every January 1 and last for three years.

The target award under the LTIP for each performance period is a number of shares of Nucor common stock. The number of shares is determined by dividing 85% of each senior officer’s annual base salary by the closing price of Nucor common stock on the day immediately preceding the first day of the performance period. For example, the number of shares comprising the target award for a senior officer with a base salary of $200,000 would be computed as follows – assuming the market price of Nucor stock was $65 on the day immediately preceding the first day of the performance period: $200,000 x 85% = $170,000/$65 = 2,615 shares. The maximum award that a senior officer may earn under the LTIP is equal to 200% of the number of shares in the target award.

Fifty percent of the LTIP award for a performance period will be based on Nucor’s return on average invested capital for the performance period relative to the return on average invested capital of its principal competitors in the steel industry. The remaining 50% of the award will be based on Nucor’s return on average invested capital for the performance period relative to the return on average invested capital of companies in capital intensive industries and classified in either the Materials Sector or the Industrial Sector of the Global Industry Classification Standard. Each year, the Committee will designate not less than 5 steel industry competitors as the members of the steel industry peer group and not less than 10 companies as the members of the general industry peer group. The Committee will also specify the amount of incentive compensation that will be awarded for levels of Nucor’s return on average invested capital when ranked against the respective peer group members.

If Nucor has no reported net earnings for a performance period, no incentive compensation will be awarded under the LTIP. In addition, the Committee may reduce incentive compensation awards in its discretion so long as the same percentage reduction is made to each senior officer’s incentive compensation award.

The value of 50% of the shares comprising a senior officer’s award under the LTIP will be paid in cash at the end of the performance period. The remaining 50% of the shares comprising the senior officer’s award will be paid to the senior officer in the form of restricted shares of Nucor’s common stock. One-third of these restricted shares will become vested upon each of the first three anniversaries of the award date, provided the senior officer remains employed through each vesting date, or, if earlier, upon the senior officer’s attainment of age 55, death or disability. Senior officers have the opportunity to defer payment of the restricted stock portion of the performance award under the LTIP until the senior officer’s retirement or other termination of employment.

Federal Income Tax Consequences

A cash award under either of the plans will be taxable to the senior officer when paid. Shares of Nucor common stock awarded under the LTIP will be taxable to the senior officer when the shares become vested in the senior officer unless the senior officer elects under Section 83(b) of the Code to recognize taxable income earlier when the shares are awarded. If a senior officer elects to defer an award under either of the plans, the senior officer will recognize taxable income when the Nucor common stock resulting from the deferral is paid to the senior officer following retirement or other termination of employment. All awards under the plans should qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code that is fully deductible by Nucor for federal income tax purposes.

Share Authorization

When the plans were approved by the stockholders in 2003, Nucor reserved 1,000,000 shares of common stock for issuance under the plans. As of February 29, 2008 (after adjustment for two 2 for 1 stock splits that have occurred since 2003), 2,000,615 shares of stock remain available for awards under the plans. As of February 29, 2008, the closing price of the Nucor’s common stock was $64.57. Stockholders are not being asked to approve an increase in the number of shares available for issuance under the plans.

Amendment and Termination

The Board of Directors may, at any time and from time to time, amend, modify or terminate the plans subject to approval by the stockholders of the Company if such approval is necessary or deemed advisable under tax, securities or other applicable laws, policies or regulations.

Vote Required

Nucor’s Board of Directors recommends a vote FOR approval of the amended and restated AIP and LTIP. Unless otherwise specified, proxies will be voted FOR the amended and restated AIP and LTIP. The affirmative vote of the holders of a majority of Nucor’s common stock present or represented at the meeting is required to adopt the amended and restated AIP and LTIP.

PROPOSAL 4

STOCKHOLDER PROPOSAL

We have been notified that the United Brotherhood of Carpenters Pension Fund (the “Union”) intends to present the proposal set forth below for consideration at the annual meeting. The address and number of shares of Nucor common stock held by the Union will be promptly provided upon oral or written request made to our Corporate Secretary. We are not responsible for the content of the stockholder proposal, which is printed below exactly as it was submitted.

Nucor’s Board of Directors recommends a vote AGAINST this stockholder proposal. Unless otherwise specified, proxies will be voted AGAINST the proposal.

“Director Election Majority Vote Standard Proposal

Resolved:    That the shareholders of Nucor Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s governance documents (certificate of incorporation or bylaws) to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement:    In order to provide shareholders a meaningful role in director elections, our Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of the nation’s leading companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot, Gannett, Marathon Oil, and recently Pfizer have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted director resignation policies in their bylaws or corporate governance policies to address post-election issues related to the status of director nominees that fail to win election. Other companies, including our Company, have responded only partially to the call for change by simply adopting post-election director resignation policies that set procedures for addressing the status of director nominees that receive more “withhold” votes than “for” votes.

We believe that a post-election director resignation policy without a majority vote standard in company bylaws or articles is an inadequate reform. The critical first step in establishing a meaningful majority vote policy is the adoption of a majority vote standard. With a majority vote standard in place, the board can then consider action on developing post-election procedures to address the status of directors that fail to win election. A majority vote standard combined with a post-election director resignation policy would establish a meaningful right for shareholders to elect directors, and reserve for the board an important post-election role in determining the continued status of an unelected director. We feel that this combination of the majority vote standard with a post-election policy represents a true majority vote standard.”

Board of Directors’ Statement in Opposition to the Proposal

Nucor’s board of directors recommends a vote AGAINST this proposal. The Union presented substantially similar proposals at each of the last two annual meetings of Nucor stockholders, and on both occasions the proposals were defeated by Nucor’s stockholders. Notwithstanding the clear vote of our stockholders, the Union has presented its proposal again this year.

We believe that Nucor’s existing Corporate Governance Principle increases director accountability and addresses the Union’s concerns about giving stockholders a meaningful role in the director election process. The Corporate Governance Principle, which is set forth elsewhere in this proxy statement under the heading “Election of Directors,” provides that any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation for consideration by the Governance and

Nominating Committee. As the Union acknowledges, this Corporate Governance Principle gives the Board of Directors appropriate flexibility to deal with the complex issue of how to respond if a Nucor director in an uncontested election receives a greater number of votes “withheld” from his or her election than votes “for” such election. Recent amendments to the Delaware General Corporation Law enhancing the enforceability of director resignations (by allowing them to be made effective upon the happening of a future event, coupled with authority to make them irreversible) will serve to strengthen the efficacy of Nucor’s Corporate Governance Principle.

A Task Force of the American Bar Association Committee on Corporate Law studied the benefits and detriments associated with a majority vote standard for the election of directors, and decided not to recommend a majority voting standard for directors, stating:

“The Committee believes that it is not advisable to alter the existing plurality default rule. Although the Committee is mindful of the criticisms of plurality voting, the Committee is currently persuaded that the potential negative consequences of failed elections, combined with the uncertainty of applying an untested voting standard as the default rule for public corporations, warrants the retention of the plurality voting rule.”

Retaining the plurality vote standard, which is used by almost all public companies in the United States, is also particularly advisable in Nucor’s case because its stockholders have the ability to express their preferences by cumulating their votes. Cumulative voting, which most public companies do not allow, gives Nucor’s stockholders unique leverage in voting on the election of directors. It allows stockholders to cast all of their available votes in director elections for a single director nominee, thereby enhancing the voting power of minority stockholders. The Nucor Governance Principle, unlike the proposal, has the benefit of not interfering with cumulative voting in director elections. While the rules governing director elections are well understood when cumulative voting rights are exercised under a plurality vote standard, cumulative voting under a majority vote standard presents technical and legal issues for which there is no precedent. These difficulties have led the American Bar Association Committee on Corporate Laws, the Council of Institutional Investors and the Institutional Stockholder Services Institute for Corporate Governance to conclude that majority voting should not apply to public companies that allow cumulative voting.

The Union argues that under the plurality vote standard a director could be elected with “a single affirmative vote, even if a substantial majority of the votes cast are ‘withheld’ from the nominee.” However, that remote, theoretical possibility does not accurately reflect the actual results experienced by Nucor using the plurality standard for director elections. In the past four years, Nucor directors have, on average, received from our stockholders the affirmative vote of 98.44% of the shares voted in director elections. In fact, no director nominee has received less than 97.48% of the votes cast.

The Union further argues that a majority vote standard would “improve the performance of individual directors and entire boards.” However, the management team at Nucor, under the direction of the current Board of Directors, has delivered to the Company and its stockholders the following performance over the past four years:

•

For the fourth consecutive year, Nucor’s Chairman, President and Chief Executive Officer, Daniel R. DiMicco, has been named to the annual list of “America’s Best CEO’s” by Institutional Investor magazine;

•	Net income increased from $64.8 million in 2003 to $1.47 billion in 2007 (an increase of 2,169%);

•	Earnings per share (fully diluted) increased from $0.21 in 2003 to $4.94 in 2007 (an increase of 2,252%);

•	Stock price increased from $14.00 at year end 2003 to $59.22 at year end 2007 (an increase of 323%);

•	Cash dividends paid to stockholders increased from $61.8 million in 2003 to $726.1 million in 2007 (an increase of 1,075%);

•	During 2007, Nucor returned to our stockholders an additional $754.0 million by repurchasing approximately 14.1 million shares of our common stock;

•	In 2007 alone, Nucor returned approximately $1.5 billion in cash to our stockholders via dividends and share repurchases;

(The earnings per share and stock price numbers above have been adjusted to reflect the 2 for 1 stock splits declared by the Board in 2004 and 2006.)

The Union’s proposal makes a generic, one-size-fits all argument with respect to director elections. This approach is neither necessary nor appropriate for Nucor. Under the current plurality vote standard, Nucor’s stockholders have consistently and overwhelmingly elected a board comprised of highly qualified directors from diverse backgrounds. These directors, and the management team selected by them, have delivered impressive performance and outstanding stockholder value. It is hard to conceive how the Union’s proposal could improve such performance. Your Board recommends a vote AGAINST this proposal.

OTHER MATTERS

Discretionary Voting by Proxy Holders

Nucor’s Board of Directors does not intend to present any matters at the 2008 annual meeting of stockholders other than as set forth above and knows of no other matter to be brought before the meeting. However, if any other matter comes before the meeting, or any adjournment, the matter may be excluded by Nucor as untimely or the persons named in the enclosed proxy may vote such proxy on the matter according to their best judgment.

Stockholder Proposals

Any stockholder proposal intended to be included in Nucor’s proxy statement for its 2009 annual meeting of stockholders must be received by Nucor not later than November 26, 2008. Any stockholder proposal intended to be presented at the 2009 annual meeting of stockholders, but that will not be included in the proxy statement, must be received by Nucor no more than 90 days but at least 60 days before the date of such meeting. The 2009 annual meeting of stockholders is expected to be held on May 14, 2009. Based on the estimated meeting date, any proposals received earlier than February 13, 2009 or later than March 15, 2009 may be excluded from the meeting. Proposals should be addressed to the attention of A. Rae Eagle, Corporate Secretary, at our executive offices, 1915 Rexford Road, Charlotte, North Carolina 28211 or faxed to her attention at (704) 943-7207.

Solicitation and Expenses

Nucor will bear the entire cost of this proxy solicitation, including the preparation, printing and mailing of the proxy statement, the proxy and any additional soliciting materials sent by Nucor to stockholders. Nucor has retained the services of Georgeson Shareholder Communications Inc. (“GSC”) to assist in the solicitation of proxies from the Company’s stockholders. The fees to be paid to GSC by the Company for these services are not expected to exceed $10,000, plus reasonable out-of-pocket expenses. Further, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for reasonable expenses incurred by them in forwarding proxy soliciting materials to such beneficial owners. In addition to solicitations by mail, certain of the Company’s directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile and personal interviews. Solicitation by officers and employees of Nucor may also be made of some stockholders in person or by mail, telephone or facsimile following the original solicitation.

Delivery of Proxy Statements

As permitted by the Securities and Exchange Act of 1934, as amended, only one copy of the proxy statement and annual report is being delivered to stockholders residing at the same address, unless such stockholders have notified the Company of their desire to receive multiple copies of the proxy statement.

The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies and/or requests for multiple copies of the proxy statement and annual report in the future should be directed to Nucor’s Corporate Secretary at our executive offices.

Stockholders residing at the same address and currently receiving multiple copies of the proxy statement and annual report may contact Nucor’s Corporate Secretary at our executive offices to request that only a single copy of the proxy statement and annual report be mailed in the future.

Miscellaneous

The information referred to in this proxy statement under the captions “Report of the Compensation and Executive Development Committee” and “Report of the Audit Committee” (to the extent permitted under the Securities Exchange Act of 1934 (the “1934 Act”)) (i) shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or the liabilities of Section 18 of the 1934 Act, and (ii) notwithstanding anything to the contrary that may be contained in any filing by Nucor under the 1934 Act or the Securities Act of 1933, shall not be deemed to be incorporated by reference in any such filing.

By order of the Board of Directors,

Daniel R. DiMicco

Chairman, President and

Chief Executive Officer

March 26, 2008

PLEASE SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD

IN THE ENCLOSED ENVELOPE, OR VOTE VIA THE TELEPHONE OR INTERNET.

Appendix A

NUCOR CORPORATION

SENIOR OFFICERS ANNUAL INCENTIVE PLAN

As Amended and Restated Effective January 1, 2008

ARTICLE I

INTRODUCTION

Nucor Corporation hereby amends and restates in its entirety the Nucor Corporation Senior Officers Annual Incentive Plan to read as set forth herein. The purpose of the Plan is to provide annual incentive compensation to senior officers based on the performance of Nucor Corporation consistent with the “performance based compensation” requirements of Section 162(m) of the Code.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

“Adjusted Net Earnings” for a Performance Period means the consolidated net earnings reported by the Company for the Performance Period in accordance with generally accepted accounting principles, before reported extraordinary items, but after charges or credits for taxes measured by income and Performance Awards under this Plan and performance awards under the Nucor Corporation Senior Officers Long-Term Incentive Plan.

“Average Stockholders’ Equity” for a Performance Period means the average of the Stockholders’ Equity of the Company as of the last day of the immediately preceding Performance Period and the last day of each month in the Performance Period.

“Beneficiary” means the person or persons designated by an Eligible Employee who are to receive any amounts payable under the Plan following the death of the Eligible Employee.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Nucor Corporation, a Delaware corporation.

“Compensation” for a Performance Period means the annual base salary rate payable to an Eligible Employee as of the beginning of the Performance Period, before reduction pursuant to any plan or agreement between the Eligible Employee and the Company or any Subsidiary whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125. Compensation shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, annual or long-term incentive compensation, commissions, gains from the exercise or vesting of stock options, restricted stock or other equity-based awards or any other forms of additional compensation.

Notwithstanding the foregoing, in the event an Eligible Employee commences participation in the Plan effective as of any day other than January 1 or if the employment of an Eligible Employee is terminated during a Performance Period, then in either of such events, the Eligible Employee’s Compensation for the Performance Period shall be adjusted by multiplying such Compensation by a fraction, the numerator of which is the number of days during the Performance Period that the Eligible Employee was employed by the Company and participating in the Plan, and the denominator of which is the total number of days in the Performance Period.

“Committee” means all members of the Compensation and Executive Development Committee of the Board of Directors who are “outside directors” of the Company within the meaning of Section 162(m)(4)(C)(i) of the Code.

“Deferral Account” means the individual bookkeeping account maintained by the Company for an Eligible Employee to record the Eligible Employee’s Deferral Amounts and Deferral Incentive credits.

“Deferral Agreement” means the agreement or agreements entered into by an Eligible Employee which specify the Eligible Employee’s Deferral Amount.

“Deferral Amount” means the amount of a Performance Award that an Eligible Employee elects to defer under the Deferral Agreement.

“Deferral Incentive” means the incentive amount the Company will credit to an Eligible Employee’s Deferral Account pursuant to Section 4.3(b) based on the Eligible Employee’s Deferral Amount.

“Eligible Employee” means an Employee who is designated as the Chairman or a Vice Chairman of the Board or the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, an Executive Vice President or a Vice President of the Company and any other Employee who is a senior officer of the Company or a Subsidiary and designated by the Committee as an Eligible Employee.

“Employee” means any person, including a member of the Board, employed by the Company or a Subsidiary on a regular, full-time basis.

“Net Sales” means the consolidated net sales reported by the Company for a Performance Period in accordance with generally accepted accounting principles.

“Other Performance Criteria” means the relative or comparative achievement of one or more of the following criteria, or such other criteria, as may be determined by the Committee: (a) return on equity; (b) revenue growth; (c) earnings before interest, taxes, depreciation and amortization; (d) earnings before interest, taxes and amortization; (e) operating income; (f) pre- or after-tax income; (g) cash flow; (h) cash flow per share; (i) net earnings; (j) earnings per share; (k) return on invested capital; (l) return on assets; (m) economic value added (or an equivalent metric); (n) stock price performance; (o) total stockholder return; (p) improvement in or attainment of expense levels; (q) improvement in or attainment of working capital levels; or (r) debt reduction. Any of the Other Performance Criteria set forth above may measure performance on a Company-wide basis or with respect to one or more business units, divisions or Subsidiaries, and either in absolute terms, relative to the performance of one or more similarly situated companies, relative to the performance of an index covering a peer group of companies, or other external measures of the selected performance criteria.

“Peer Group” for a Performance Period means a group of not less than five (5) steel industry competitors designated by the Committee not later than ninety (90) days after the beginning of the Performance Period.

“Performance Award” means the incentive compensation awarded and payable to an Eligible Employee pursuant to Section 4.1 for a Performance Period.

“Performance Period” means the fiscal year of the Company beginning on January 1 and ending on December 31.

“Plan” means the Nucor Corporation Senior Officers Annual Incentive Plan, as set forth herein and as amended from time to time.

“Return on Average Stockholders’ Equity” for a Performance Period means an amount, expressed as a percentage, determined by dividing (a) the Company’s Adjusted Net Earnings for the Performance Period by (b) the Company’s Average Stockholders’ Equity for the Performance Period.

“Revenue Growth” for a Performance Period means the percentage increase in the Company’s Net Sales for the Performance Period over the immediately preceding Performance Period.

“Stockholders’ Equity” means the sum of (a) issued capital stock, (b) additional paid-in capital and (c) earnings retained in the business and reserves created by appropriations therefrom, minus the cost of treasury stock, all as shown in the Company’s consolidated balance sheet.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the voting power of all classes of stock entitled to vote and any other business organization, regardless of form, in which the Company possesses directly or indirectly 50% or more of the total combined equity interests in such organization.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons.

ARTICLE IV

PERFORMANCE AWARDS

4.1 Performance Awards

(a) Maximum Performance Awards.    The maximum Performance Award that may be made to an Eligible Employee for a Performance Period shall be three hundred percent (300%) of the Eligible Employee’s Compensation for the Performance Period. Seventy-five percent (75%) of the maximum Performance Award for a Performance Period (i.e., 225% of the Eligible Employee’s Compensation for the Performance Period) shall be available for award based on the Company’s Return on Average Stockholders’ Equity or Other Performance Criteria selected by the Committee for the Performance Period in accordance with Section 4.1(b). Twenty-five percent (25%) of the maximum Performance Award for a Performance Period (i.e., 75% of the Eligible Employee’s Compensation for the Performance Period) shall be available for award based on the Company’s relative Revenue Growth for the Performance Period in accordance with Section 4.1(c).

(b) Performance Awards Based on Return on Average Stockholders’ Equity (or Other Performance Criteria Selected by the Committee).     The maximum Performance Award of two hundred twenty-five percent (225%) of each Eligible Employee’s Compensation for a Performance Period shall be awarded under this Section 4.1(b) if the Company’s Return on Average Stockholders’ Equity for the Performance Period equals or exceeds twenty percent (20%) (or, if the Committee has selected Other Performance Criteria for such Performance Period, the Company’s level of performance under such Other Performance Criteria equals or exceeds the level of performance designated by the Committee in writing during the first ninety (90) days of the Performance Period required for the maximum Performance Award). Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, a threshold Return on Average Stockholders’ Equity for the Performance Period of not less three percent (3%) and not more than seven percent (7%) (or such other threshold Return on Average Stockholders’ Equity or threshold level of performance under Other Performance Criteria selected by the Committee for such Performance Period) which must be achieved by the Company before any Performance Award may be made under this Section 4.1(b) for the Performance Period. In the event the threshold Return on Average Stockholders’ Equity (or threshold level of performance under Other Performance Criteria) is achieved by the Company for a Performance Period, a Performance Award of twenty percent (20%) (or other percentage selected by the Committee during the first ninety (90) days of the Performance Period) of each Eligible Employee’s Compensation for the Performance Period shall be awarded under this Section 4.1(b). In the event the Return on Average Stockholders’ Equity (or the Company’s performance level under Other Performance Criteria designated by the Committee) for a Performance Period exceeds the threshold performance level for the Performance Period but is less than twenty percent (20%) (or such other percentage or other level of performance under Other Performance Criteria designated by the Committee for the award of the maximum Performance Award for the Performance Period), the amount of the Performance Award, expressed as a percentage of each Eligible Employee’s Compensation for the Performance Period, under this Section 4.1(b) for the Performance Period shall be determined by linear interpolation.

(c) Performance Awards Based on Relative Revenue Growth.    Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amounts of the Performance Awards that will be made to each Eligible Employee, expressed as a percentage of the Eligible Employee’s Compensation for the Performance Period up to the maximum Performance Award of seventy-five percent (75%) of the Eligible Employee’s Compensation that may be awarded under this Section 4.1(c), for levels of Revenue Growth for the Performance Period when ranked against the revenue growth of the members of the Peer Group for the Performance Period, provided, however, the Committee’s designation of the amount of the Performance Award for each rank shall provide approximately linear progression from the minimum to the maximum award that may be made under this Section 4.1(c). The Company’s Peer Group ranking under this Section 4.1(c) and the corresponding annual Performance Awards shall be based on the most recent four (4) fiscal quarters of available financial information for a Peer Group member.

(d) Reduction or Forfeiture of Performance Awards.     Notwithstanding the foregoing provisions of this Section 4.1:

(i) if the Company has no reported net earnings for a Performance Period, no Performance Awards will be made with respect to the Performance Period; and

(ii) the Committee in its sole and exclusive discretion may reduce (including a reduction to zero) the amount of the Performance Awards otherwise payable to Eligible Employees under the Plan for a Performance Period, provided the same percentage reduction is made to all of the Performance Awards otherwise payable for the Performance Period.

4.2 Performance Award Payments

Subject to an Eligible Employee’s election in accordance with Section 4.3 to defer the payment of a Performance Award, an Eligible Employee’s Performance Award shall be paid by the Company to the Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the later of (i) the completion of the independent audit of the Company’s financial statements for the Performance Period or (ii) the date the Committee certifies in writing the amount of Performance Awards payable under Section 4.1. In no event, however, shall payment of a Performance Award be made later than two and one-half (2 1/2) months after the end of the Performance Period for the Performance Award.

4.3 Deferrals of Performance Awards

(a) Deferral Agreement.    Each Eligible Employee may elect, by entering into a Deferral Agreement with the Company, to defer any portion up to fifty percent (50%) (in increments of ten percent (10%)) of the Performance Award otherwise payable to the Eligible Employee for a Performance Period. To be effective to defer the payment of a Performance Award, an Eligible Employee must complete and return a Deferral Agreement to the Company in accordance with procedures established by the Committee before the beginning of the Performance Period. For the avoidance of doubt, an Employee who first becomes an Eligible Employee during a Performance Period shall not be permitted to enter into a Deferral Agreement for the deferral of a Performance Award for such Performance Period. The amount of any Performance Award that is deferred pursuant to the Eligible Employee’s Deferral Agreement is referred to in the Plan as the Deferral Amount.

An Eligible Employee’s Deferral Agreement shall be effective for one Performance Period. Therefore, an Eligible Employee must complete and sign a Deferral Agreement and return the agreement to the representative of the Company designated by the Committee before the beginning of each Performance Period for which a deferral of a Performance Award is intended to be made.

(b) Deferral Accounts; Deferral Incentive.     An Eligible Employee’s Deferral Amount shall be converted to a number of common stock units determined by dividing the Deferral Amount by the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the date the Deferral Amount would otherwise be paid to the Eligible Employee. Such common stock units shall be credited to a Deferral Account established and maintained on the books and records of the Company. In the event an Eligible Employee defers a Performance Award under the Plan, the Company shall credit a Deferral Incentive in the form of additional common stock units to the Eligible Employee’s Deferral Account. The number of common stock units comprising the Deferral Incentive for an Eligible Employee shall be determined by multiplying twenty-five percent (25%) by the number of common stock units resulting from the conversion of the Eligible Employee’s Deferral Amount into common stock units.

(c) Dividend Equivalent Payments; Adjustments to Common Stock Units.    The Company shall pay to each Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to shares of the Company’s common stock a dividend equivalent payment equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the record date for such dividend multiplied by the per share amount of the dividend.

In the event a dividend with respect to shares of the Company’s common stock shall be declared and paid in additional shares or in the event the outstanding shares of the Company’s common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation or changed into or exchanged for cash or property or the right to receive cash or property, then the Committee shall in its discretion equitably adjust the common stock units credited to the Deferral Accounts under the Plan to prevent substantial dilution or enlargement of the rights of Eligible Employees under the Plan.

(d) Vesting.    An Eligible Employee shall be fully vested in the portion of the Eligible Employee’s Deferral Account attributable to the Eligible Employee’s Deferral Amounts. An Eligible Employee shall become fully vested in the portion of the Eligible Employee’s Deferral Account attributable to the Company’s Deferral Incentives upon attainment of age fifty-five (55) while employed by the Company or a Subsidiary or in the event the Eligible Employee dies or becomes disabled while employed by the Company or a Subsidiary. In the event an Eligible Employee terminates employment prior to attaining age fifty-five (55) for any reason other than death or disability, the portion of the Eligible Employee’s Deferral Account that is not vested shall be forfeited.

(e) Payment of Deferral Accounts.    The vested portion of an Eligible Employee’s Deferral Account shall be paid to the Eligible Employee no earlier than fifteen (15) days and no later than ninety (90) days after the Eligible Employee’s separation from service. The form of payment shall be one share of the Company’s common stock for each common stock unit and cash for any fractional unit credited to the vested portion of the Deferral Account. Notwithstanding the foregoing, in no event will distribution be made to an Eligible Employee who is a “specified employee,” within the meaning of Code Section 409A(a)(2)(B)(i) and the regulations thereunder, prior to the date which is six months after such Eligible Employee’s separation from service or, if earlier, such Eligible Employee’s death.

In accordance with procedures established by the Committee, but in no event later than the later of (i) December 31, 2008 or (ii) the date an Eligible Employee enters into his or her first Deferral Agreement with the Company under the Plan, the Eligible Employee may elect a single sum payment of the Eligible Employee’s Deferral Account or payment in installments over a term certain of not more than five (5) years. In the event an Eligible Employee fails to make a valid method of payment election, distribution of the Eligible Employee’s Deferral Account shall be made in a single sum payment of shares of Company common stock and cash for any fractional unit credited to the vested portion of the Deferral Account.

(f) Payment Following Death.    An Eligible Employee may designate and change at any time the Beneficiary who is to receive distribution of the vested portion of the Participant’s Deferral Account in the event of the Eligible Employee’s death. Any such designation or change shall not be effective until received by the representative of the Company designated by the Committee. If an Eligible Employee has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if the designated Beneficiary shall predecease the Eligible Employee, then the Eligible Employee’s estate shall be treated as the Beneficiary.

In the event of an Eligible Employee’s death prior to distribution of all common stock units credited to the Eligible Employee’s Deferral Account, the Eligible Employee’s Beneficiary shall receive a distribution of the vested portion of such units (in the form of shares of Company common stock and cash for any fractional unit credited to the Deferral Account) as soon as practicable following the Participant’s death in a single sum payment.

ARTICLE V

MISCELLANEOUS

5.1 Amendment or Termination

The Board expressly reserves for itself and for the Committee the right and the power to amend or terminate the Plan at any time. Unless the Committee otherwise expressly provides at the time the action is taken, no Performance Awards shall be paid to any Eligible Employee on or after the date of any termination of the Plan.

5.2 Assignability

Eligible Employees shall not alienate, assign, sell, transfer, pledge, encumber, attach, mortgage, or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Eligible Employee’s, or any other person’s, bankruptcy or insolvency.

5.3 Source of Benefits

The Company shall make any cash payments due under the terms of this Plan directly from its assets or from any trust that the Company may choose to establish and maintain from time to time. Shares of the Company’s common stock that may be issued under the Plan may be either authorized and unissued shares or shares which have been reacquired by the Company. Nothing contained in this Plan shall give or be deemed to give any Eligible Employee or any other person any interest in any property of any such trust or in any property of the Company, nor shall any Eligible Employee or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Committee in its discretion.

5.4 No Promise of Continued Employment

Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the Company.

5.5 Applicable Law

The Plan shall be construed in accordance with and governed by the laws of the State of North Carolina.

5.6 Stockholder Approval

The effectiveness of this amendment and restatement of the Plan shall be subject to its approval and ratification by the stockholders of the Company at the 2008 annual meeting of stockholders.

Appendix B

NUCOR CORPORATION

SENIOR OFFICERS LONG-TERM INCENTIVE PLAN

As Amended and Restated Effective January 1, 2008

ARTICLE I

INTRODUCTION

Nucor Corporation hereby amends and restates in its entirety the Nucor Corporation Senior Officers Long-Term Incentive Plan to read as set forth herein. The purpose of the Plan is to provide incentive compensation to senior officers based on Nucor Corporation’s long-term performance relative to that of its principal competitors in the steel industry and of other industrial companies, consistent with the “performance based compensation” requirements of Section 162(m) of the Code.

ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

“Adjusted Net Earnings” for a Performance Period means the consolidated net earnings reported by the Company for the Performance Period in accordance with generally accepted accounting principles, before reported extraordinary items, but after charges or credits for taxes measured by income and Performance Awards under this Plan and performance awards under the Nucor Corporation Senior Officers Annual Incentive Plan.

“Average Invested Capital” for a Performance Period means the average of the Invested Capital of the Company as of the last day of the immediately preceding Performance Period and the last day of each fiscal quarter in the Performance Period.

“Beneficiary” means the person or persons designated by an Eligible Employee who are to receive any amounts payable under the Plan following the death of the Eligible Employee.

“Board of Directors” or “Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Company” means Nucor Corporation, a Delaware corporation.

“Compensation” for a Performance Period means the annual base salary rate payable to an Eligible Employee as of the beginning of a Performance Period, before reduction pursuant to any plan or agreement between the Eligible Employee and the Company or a Subsidiary whereby compensation is deferred, including, without limitation, a plan whereby compensation is deferred in accordance with Code Section 401(k) or reduced in accordance with Code Section 125. Compensation shall not include any other form of compensation, whether taxable or non-taxable, including, but not limited to, annual or long-term incentive compensation, commissions, gains from the exercise or vesting of stock options, restricted stock or other equity-based awards or any other forms of additional compensation.

“Committee” means all members of the Compensation and Executive Development Committee of the Board of Directors who are “outside directors” of the Company within the meaning of Section 162(m)(4)(C)(i) of the Code.

“Deferral Account” means the individual bookkeeping account maintained by the Company for an Eligible Employee to record the deferral of the Eligible Employee’s Restricted Stock Performance Award.

“Deferral Agreement” means the agreement or agreements entered into by an Eligible Employee which provide for the deferral of the Eligible Employee’s Restricted Stock Performance Award for a Performance Period.

“Eligible Employee” means an Employee who is designated as the Chairman or a Vice Chairman of the Board or the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, an Executive Vice President or a Vice President of the Company and any other Employee who is a senior officer of the Company or a Subsidiary and designated by the Committee as an Eligible Employee.

“Employee” means any person, including a member of the Board, employed by the Company or a Subsidiary on a regular, full-time basis.

“General Industry Group” for a Performance Period means a group of not less than ten (10) companies designated by the Committee not later than ninety (90) days after the beginning of the Performance Period which are engaged in capital intensive industries and classified in either the Materials Sector or the Industrials Sector of the Global Industry Classification Standard.

“Invested Capital” means the sum of (a) long-term debt (comprising bonds, debentures and promissory notes having a maturity at the time of execution of more than one (1) year), (b) issued capital stock, (c) additional paid-in capital and (d) earnings retained in the business and reserves created by appropriations therefrom, minus the cost of treasury stock, all as shown in the Company’s consolidated balance sheet.

“Performance Award” means the incentive compensation awarded and payable to an Eligible Employee pursuant to Section 4.1 for a Performance Period.

“Performance Period” means:

(a) the one (1) fiscal year period commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and ending on the immediately succeeding December 31;

(b) the two (2) fiscal year period commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and ending on December 31 of the immediately succeeding fiscal year; and

(c) each period of three (3) consecutive fiscal years of the Company commencing on the January 1 coinciding with or immediately preceding the date an Eligible Employee commences participation in the Plan and on each January 1 thereafter.

“Plan” means the Nucor Corporation Senior Officers Long-Term Incentive Plan, as set forth herein and as amended from time to time.

“Restricted Stock Performance Award” is defined in Section 4.2.

“Return on Average Invested Capital” for a Performance Period means an amount, expressed as a percentage, determined by dividing (a) the Company’s Adjusted Net Earnings for the Performance Period by (b) the Company’s Average Invested Capital for the Performance Period.

“Steel Peer Group” for a Performance Period means a group of not less than five (5) steel industry competitors designated by the Committee not later than ninety (90) days after the beginning of the Performance Period.

“Subsidiary” means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the voting power of all classes of stock entitled to vote and any other business organization, regardless of form, in which the Company possesses directly or indirectly 50% or more of the total combined equity interests in such organization.

“Target Performance Award” for an Eligible Employee for a Performance Period means that number of shares of the Company’s common stock determined by dividing (a) eighty-five percent (85%) of the Eligible Employee’s Compensation for the Performance Period by (b) the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the last trading day immediately preceding the beginning of the Performance Period. The Target Performance Award shall not be rounded up or down to a whole number of shares.

Notwithstanding the foregoing, in the event an Eligible Employee commences participation in the Plan effective as of any day other than January 1 or if the employment of an Eligible Employee is terminated during a Performance Period on or after the Eligible Employee attains age fifty-five (55) or due to the Eligible Employee’s death or disability, then in either of such events, the Eligible Employee’s Target Performance Award shall be adjusted by multiplying such Target Performance Award by a fraction, the numerator of which is number of complete calendar months during the Performance Period that the Eligible Employee was employed by the Company and participating in the Plan, and the denominator of which is the total number of calendar months in the Performance Period.

ARTICLE III

ADMINISTRATION

This Plan shall be administered by the Committee. The Committee shall have all of the powers necessary to enable it to properly carry out its duties under the Plan. Not in limitation of the foregoing, the Committee shall have the power to construe and interpret the Plan and to determine all questions that shall arise thereunder. The Committee shall have such other and further specified duties, powers, authority and discretion as are elsewhere in the Plan either expressly or by necessary implication conferred upon it. The Committee may appoint such agents, who need not be members of the Committee, as it may deem necessary for the effective performance of its duties, and may delegate to such agents such powers and duties as the Committee may deem expedient or appropriate that are not inconsistent with the intent of the Plan. The decision of the Committee upon all matters within its scope of authority shall be final and conclusive on all persons.

ARTICLE IV

PERFORMANCE AWARDS

4.1 Performance Awards

(a) Maximum Performance Awards.    The maximum Performance Award that may be made to an Eligible Employee with respect to any Performance Period shall be two (2) times the Eligible Employee’s Target Performance Award for the Performance Period. All Performance Awards under the Plan shall be based on the Company’s relative Return on Average Invested Capital in accordance with Section 4.1(b).

(b) Awards Based on Relative Return on Average Invested Capital.

(i) Steel Peer Group.    Fifty percent (50%) of the maximum Performance Award for a Performance Period (i.e., 100% of the number of shares of the Company’s common stock comprising the Eligible Employee’s Target Performance Award for the Performance Period) shall be available for award based on the Company’s Return on Average Invested Capital for the Performance Period relative to the return on average invested capital of each company in the Steel Peer Group for the Performance Period. Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amounts of the Performance Awards that will be made to each Eligible Employee, expressed as a percentage of the number of shares comprising the Eligible Employee’s Target Performance Award for the Performance Period, for levels of Return on Average Invested Capital for the Performance Period when ranked against the return on average invested capital of the members of the Steel Peer Group for the Performance Period.

(ii) General Industry Group.    The remaining fifty percent (50%) of the maximum Performance Award for a Performance Period (i.e., 100% of the number of shares of the Company’s common stock comprising the Eligible Employee’s Target Performance Award for the Performance Period) shall be available for award based on the Company’s Return on Average Invested Capital for the Performance Period relative to the return on average invested capital of each company in the General Industry Group for the Performance Period. Not later than ninety (90) days after the beginning of each Performance Period, the Committee shall designate, in writing, the amounts of the Performance Awards that will be made to each Eligible Employee, expressed as a percentage of the number of shares comprising the Eligible Employee’s Target Performance Award for the Performance Period, for levels of Return on Average Invested Capital for the Performance Period when ranked against the return on average invested capital of the members of the General Industry Group for the Performance Period.

The Committee’s designation of the amount of the Performance Award for the Company’s rankings against the Steel Peer Group and the General Industry Group shall provide approximately equal progression in the amount of the award from the minimum to the maximum amount that may be awarded under Sections 4.1(b)(i) and (ii). The Company’s Steel Peer Group and General Industry Group rankings shall be based on the most recent available financial information for the members of the Steel Peer Group and General Industry Group.

(c) Reduction or Forfeiture of Performance Awards.    Notwithstanding the foregoing provisions of this Section 4.1:

(i) if the Company has no reported net earnings for a Performance Period, no Performance Awards will be made with respect to the Performance Period;

(ii) the Committee in its sole and exclusive discretion may reduce (including a reduction to zero) the amount of the Performance Awards otherwise payable to Eligible Employees under the Plan for a Performance Period, provided the same percentage reduction is made to all of the Performance Awards otherwise payable for the Performance Period; and

(iii) if the employment of an Eligible Employee is terminated during a Performance Period prior to the Eligible Employee’s attainment of age fifty-five (55) for any reason other than the Eligible Employee’s death or disability, the Eligible Employee shall not receive any Performance Award under the Plan for the Performance Period.

4.2 Performance Award Payments

An Eligible Employee’s Performance Award shall be paid by the Company to the Eligible Employee within thirty (30) days after the later of (i) the completion of the independent audit of the Company’s financial statements for the Performance Period or (ii) the date the Committee certifies in writing the amount of Performance Awards payable under Section 4.1. In no event, however, shall payment of a Performance Award be made later than two and one-half (2 1/2) months after the end of the Performance Period for the Performance Award. The value of fifty percent (50%) of the shares comprising an Eligible Employee’s Performance Award for a Performance Period, determined by multiplying the number of such shares by the closing price at which shares of the Company’s common stock are sold regular way on the New York Stock Exchange on the last trading day of the Performance Period, shall be paid to the Eligible Employee in cash, less applicable payroll and withholding taxes. The remaining fifty percent (50%) of the shares comprising the Eligible Employee’s Performance Award shall be rounded down to the next lower whole number of shares. Such whole number of shares shall constitute the Eligible Employee’s “Restricted Stock Performance Award” and shall be delivered to the Eligible Employee, unless the Eligible Employee makes an election in accordance with Section 4.3 to defer payment of the Restricted Stock Performance Award. The Restricted Stock Performance Award shares shall become vested in the Eligible Employee upon the Eligible Employee’s attainment of age fifty-five (55) while employed by the Company or a Subsidiary, in the event the Eligible Employee dies or becomes disabled while employed by the Company or a Subsidiary or, if earlier, in installments based on the Eligible Employee’s continued employment with the Company or a Subsidiary through each of the following vesting dates:

Vesting Date	Vested Portion of Restricted Stock Performance Award
1st anniversary of payment date	33-1/3%
2nd anniversary of payment date	66-2/3%
3rd anniversary of payment date	100%

In the event an Eligible Employee’s employment with the Company and its subsidiaries terminates for any reason, the Eligible Employee shall, for no consideration, forfeit to the Company coincident with such termination all shares in the Restricted Stock Performance Award that have not become vested in the Eligible Employee.

4.3 Deferrals of Restricted Stock Performance Awards

(a) Deferral Agreement.    Each Eligible Employee may elect, by entering into a Deferral Agreement with the Company, to defer payment of all (and not less than all) of the Restricted Stock Performance Award otherwise payable to the Eligible Employee for a Performance Period. To be effective to defer the payment of a Restricted Stock Performance Award, an Eligible Employee must complete and return a Deferral Agreement to the Company in accordance with procedures established by the Committee for such purpose on or before the date that is six (6) months before the end of the Performance Period; provided, however, an Employee who first becomes an Eligible Employee during a Performance Period shall not be permitted to enter into a Deferral Agreement for the deferral of a Restricted Stock Performance Award for such Performance Period.

An Eligible Employee’s Deferral Agreement shall be effective for one Performance Period. Therefore, an Eligible Employee must complete and sign a Deferral Agreement and return the agreement to the representative of the Company designated by the Committee on or before the date that is six (6) months before the end of the Performance Period for which a deferral of a Restricted Stock Performance Award is intended to be made.

(b) Deferral Accounts.    In the event an Eligible Employee defers the payment of a Restricted Stock Performance Award, the number of shares comprising such award shall be converted into an equivalent number of common stock units, and such units shall be credited to a Deferral Account established and maintained in the Eligible Employee’s name on the books and records of the Company.

(c) Dividend Equivalent Payments; Adjustments to Common Stock Units.    The Company shall pay to each Eligible Employee in cash, less applicable payroll and withholding taxes, within thirty (30) days after the payment date of any cash dividend with respect to shares of the Company’s common stock a dividend equivalent payment equal to the number of common stock units credited to the Eligible Employee’s Deferral Account as of the record date for such dividend multiplied by the per share amount of the dividend.

In the event a dividend with respect to shares of the Company’s common stock shall be declared and paid in additional shares or in the event the outstanding shares of the Company’s common stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation or changed into or exchanged for cash or property or the right to receive cash or property, then the Committee shall in its discretion equitably adjust the common stock units credited to the Deferral Accounts under the Plan to prevent substantial dilution or enlargement of the rights of Eligible Employees under the Plan.

(d) Vesting.    An Eligible Employee shall become vested in the common stock units credited to the Eligible Employee’s Deferral Account in accordance with the vesting provisions of Section 4.2 that would have applied to the Restricted Stock Performance Award shares from which such units were derived. In the event an Eligible Employee terminates employment prior to attaining age fifty-five (55) for any reason other than death or disability, the common stock units credited to the Eligible Employee’s Deferral Account that are not vested shall be forfeited.

(e) Payment of Deferral Accounts.    The vested portion of an Eligible Employee’s Deferral Account shall be paid to the Eligible Employee no earlier than fifteen (15) days and no later than ninety (90) days after the Eligible Employee’s separation from service. The form of payment shall be one share of the Company’s common stock for each common stock unit and cash for any fractional unit credited to the vested portion of the Deferral Account. Notwithstanding the foregoing, in no event will distribution be made to an Eligible Employee who is a “specified employee,” within the meaning of Code Section 409A(a)(2)(B)(i) and the regulations thereunder, prior to the date which is six months after such Eligible Employee’s separation from service or, if earlier, such Eligible Employee’s death.

In accordance with procedures established by the Committee, but in no event later than the later of (i) December 31, 2008 or (ii) the date an Eligible Employee enters into his or her first Deferral Agreement with the Company under the Plan, the Eligible Employee may elect a single sum payment of the Eligible Employee’s Deferral Account or payment in installments over a term certain of not more than five (5) years. In the event an Eligible Employee fails to make a valid method of payment election, distribution of the Eligible Employee’s Deferral account shall be made in a single sum payment of shares of Company common stock and cash for any fractional unit credited to the Deferral Account.

(f) Payment Following Death.    An Eligible Employee may designate and change at any time the Beneficiary who is to receive distribution of the vested portion of the Participant’s Deferral Account in the event of the Eligible Employee’s death. Any such designation or change shall not be effective until received by the representative of the Company designated by the Committee. If an Eligible Employee has not properly designated a Beneficiary, if for any reason such designation shall not be legally effective, or if the designated Beneficiary shall predecease the Eligible Employee, then the Eligible Employee’s estate shall be treated as the Beneficiary.

In the event of an Eligible Employee’s death prior to distribution of all common stock units credited to the Eligible Employee’s Deferral Account, the Eligible Employee’s Beneficiary shall receive a distribution of the vested portion of such units (in the form of shares of Company common stock and cash for any fractional unit credited to the Deferral Account) as soon as practicable following the Participant’s death in a single sum payment.

ARTICLE V

MISCELLANEOUS

5.1 Amendment or Termination

The Board expressly reserves for itself and for the Committee the right and the power to amend or terminate the Plan at any time. Unless the Committee otherwise expressly provides at the time the action is taken, no Performance Awards shall be paid to any Eligible Employee on or after the date of any termination of the Plan.

5.2 Assignability

Eligible Employees shall not alienate, assign, sell, transfer, pledge, encumber, attach, mortgage, or otherwise hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder. No part of the amounts payable hereunder shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance, nor shall any person have any other claim to any benefit payable under this Plan as a result of a divorce or the Eligible Employee’s, or any other person’s, bankruptcy or insolvency.

5.3 Source of Benefits

The Company shall make any cash payments due under the terms of this Plan directly from its assets or from any trust that the Company may choose to establish and maintain from time to time. Shares of the Company’s common stock that may be issued under the Plan may be either authorized and unissued shares or shares which have been reacquired by the Company. Nothing contained in this Plan shall give or be deemed to give any Eligible Employee or any other person any interest in any property of any such trust or in any property of the Company, nor shall any Eligible Employee or any other person have any right under this Plan not expressly provided by the terms hereof, as such terms may be interpreted and applied by the Committee in its discretion.

5.4 No Promise of Continued Employment

Nothing in this Plan or in any materials describing or relating to this Plan grants, nor should it be deemed to grant, any person any employment right, nor does participation in this Plan imply that any person has been employed for any specific term or duration or that any person has any right to remain in the employ of the Company.

5.5 Applicable Law

The Plan shall be construed in accordance with and governed by the laws of the State of North Carolina.

5.6 Stockholder Approval

The effectiveness of this amendment and restatement of the Plan shall be subject to its approval and ratification by the stockholders of the Company at the 2008 annual meeting of stockholders.

ANNUAL MEETING OF STOCKHOLDERS OF

May 9, 2008

PROXY VOTING INSTRUCTIONS

MAIL—Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE—Call toll-free 1-800-PROXIES

(1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON—You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20203030300000000000 7

050908

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Elect as directors the two nominees

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

NOMINEES:

Peter C. Browning Victoria F. Haynes, Ph.D.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Nucor’s Board of Directors recommends a vote FOR proposals 2 and 3.

2. Ratify the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2008

FOR AGAINST ABSTAIN

3. Approve the annual and long-term senior officers incentive compensation plans

Nucor’s Board of Directors recommends a vote AGAINST proposal 4.

4. Stockholder proposal

5. In their discretion, the holder of this proxy is authorized to vote on such other business as may properly come before the meeting and any adjournment or postponement thereof

This proxy will be voted FOR the election of all nominees for director unless authority is withheld. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion. This proxy will be voted FOR proposals 2 and 3 and AGAINST proposal 4 unless otherwise indicated. If you wish to follow the recommendation of Nucor’s Board of Directors, it is not necessary to check any of the boxes.

Signature of Stockholder

Date:

Signature of Stockholder

Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PROXY

1915 Rexford Road, Charlotte, North Carolina 28211 Phone (704) 366-7000 Fax (704) 362-4208

Proxy solicited on behalf of the Board of Directors of Nucor Corporation for the 2008 annual meeting of stockholders, to be held at 10:00 a.m. on Friday, May 9, 2008, at the Charlotte Marriott SouthPark, 2200 Rexford Road, Charlotte, North Carolina.

Daniel R. DiMicco and Terry S. Lisenby, or either of them, with power of substitution, are appointed proxies to vote all shares of the undersigned at the 2008 annual meeting of stockholders, and any adjournment or postponement, on the following proposals, as set forth in the proxy statement:

1. Elect two directors to a term of three years

2. Ratify the appointment of PricewaterhouseCoopers LLP as Nucor’s independent registered public accounting firm for the year ending December 31, 2008

3. Approve the annual and long-term senior officers incentive compensation plans

4. Vote on stockholder proposal

5. Other business as may properly come before the meeting

This proxy will be voted as specified by the undersigned. If no choice is specified, this proxy will be voted FOR the election of all nominees for director listed on the reverse side, FOR proposals 2 and 3, AGAINST proposal 4 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournment or postponement thereof. The proxy holders reserve the right to cumulate votes and cast such votes in favor of the election of some or all of the applicable director nominees in their sole discretion.

PLEASE SIGN AND DATE ON THE OTHER SIDE

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